UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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March 25, 2022

Dear Stockholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2022 Annual Meeting of Stockholders, which will be held on Thursday, May 5, 2022, beginning at 1:00 p.m. Pacific Daylight Time.  This year’s annual meeting will be conducted via webcast only.  You can attend online at www.virtualshareholdermeeting.com/alk2022, where you will be able to vote and submit questions electronically during the meeting.  Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

In addition to our proxy materials posted at www.proxyvote.com, you can access a copy of the proxy at www.alaskaair.com under About Alaska/Investor Relations.

We hope you will join us on May 5 as we discuss Alaska Air Group’s 2021 financial and operational performance and vote on issues of importance to our company and to you. Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this Proxy Statement.

Sincerely,

Patricia M. Bedient	Bradley D. Tilden
Lead Independent Director Non-Executive Board Chair elect	Chairman

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The Board of Directors of Alaska Air Group, Inc. (Air Group or the Company) is soliciting proxies for the 2022 Annual Meeting of Stockholders (the Annual Meeting).  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  Please read it carefully.

DATE	Thursday, May 5, 2022
TIME	1:00 p.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS	www.virtualshareholdermeeting.com/alk2022
MATTERS TO BE VOTED ON

1.  Election of the 13 nominees named in this Proxy Statement to the Board of Directors, each for a one-year term

2.  Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers

3.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2022

4.  Approve the amendment and restatement of the Company’s Employee Stock Purchase Plan

5.  A stockholder proposal regarding shareholder ratification of executive termination pay

6.  Other business as may properly come before the meeting or any postponement or adjournment thereof

The Board of Directors set Friday, March 11, 2022, as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the Annual Meeting. There were 126,086,607 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials.  On or about March 25, 2022, stockholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to www.proxyvote.com where they can access the Company’s 2022 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 (the Annual Meeting Materials).  The Company’s 2021 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 11, 2022.  If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the Notice and the Annual Meeting Materials will be mailed to you.

Attending the Annual Meeting.  We will host the Annual Meeting live via the webcast and telephone only.  Any stockholder can listen to and participate in the Annual Meeting.  Whether or not you attend the meeting, we encourage you to vote by Internet or phone or to complete, sign and mail your voting instruction form or proxy prior to the meeting.

List of Stockholders.  A list of stockholders as of the record date for the Annual Meeting may be accessed during the Annual Meeting at www.virtualshareholdermeeting.com/alk2022 by using the control number on the Notice or on the proxy card or voting instruction form that accompanied your proxy materials.

Submit Your Questions.  We invite you to submit any questions of general stockholder interest to the Assistant Corporate Secretary via email at allie.wittenberger@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. You can submit questions in advance beginning on March 25, 2022. We will answer questions of general interest during the meeting as time permits. We will also include answers to your questions on www.alaskaair.com under About Alaska/Investor Relations following the meeting.  If you encounter issues accessing the website or the virtual meeting, please contact allie.wittenberger@alaskaair.com.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

TO OUR SHAREHOLDERS

Celebrating Alaska Airlines’ 90th anniversary this year, we have reflected on the resilience and drive of all those who came before us and enabled our journey and incredible growth to this point. If you look at our DNA, you will find disciplined attention to costs, operational excellence, innovation, and the most caring employees in the industry. These qualities have helped us overcome challenging circumstances many times, and I have full confidence that we will continue to do so – and to capitalize on profitable growth in the next leg of our journey.

Delivering for everyone who depends on us is not only our past – it’s also our future.

Recovery from the pandemic has not been linear, but in 2021, Alaska’s business began to recover robustly as vaccine access expanded. Even as the emergence of new variants temporarily constrained bookings, we navigated the turbulence and established a track record of outperforming the industry.

That outperformance extends from our people to our financials. The care that makes Alaska Airlines and Horizon Air employees special are reflected in their actions to keep each other and our guests safe while still delivering exceptional service on the phone, at the airport, and on board. As we continue to recover in 2022, we’ll stay focused on guest safety, strong operations, and delivering genuine care to guests that make them feel at home when traveling with us.

Our financial performance significantly improved in 2021 over 2020, the first year of the pandemic and we ended 2021 at the top of the industry. As pandemic impacts remained, particularly the ups and downs of new variants, we lost $343 million in 2021 on a 70% recovery in revenue over 2019 levels. The third quarter was a significant turning point, as we recorded our first quarterly profit since the pandemic began and led the industry with a 12% adjusted pre-tax margin1. We are proud that our adjusted pre-tax result topped the industry through the second half of 2021, illustrating that our disciplined return of capacity and focus on costs has been the right decision for our airlines. And we intend to deliver continued outperformance in 2022.

With regard to our balance sheet, we further fortified our position without diluting shareholders by issuing equity, differentiating ourselves from peers. In a period marked by increasing debt across our industry, we ended the year with adjusted net debt 40%2 below 2019 levels, and a debt-to-cap ratio of 49%, placing us within our targeted leverage range. Our fortress balance sheet deepens our competitive advantage, allowing us to grow from a position of strength as the recovery continues.

We have learned in the last two years that we cannot anticipate every development in the world around us, but we can stay nimble in our response. So while uncertainties remain in Russia and Ukraine, fuel prices continue to soar, inflation pressures mount and the pandemic recovery continues, we are shifting our focus to executing our strategy for long-term outperformance and growth. At our Investor Day held in March this year, we laid out our plans for the next few years, including for significant growth where we see profitable opportunities. We also introduced our Owner’s Manual, our core business and financial management principles and long-term goals that guide us. The strategic decisions we executed over the past year – joining oneworld, establishing our West Coast International Alliance with American Airlines, and ramping up and expanding our transition to single fleets across both our mainline and regional operations – enhance our competitive advantages and set us up to continue producing sustained, profitable results.

With our aircraft order and pivot to growth in 2022 and beyond, we are focused on both sustainable growth from a financial standpoint, and our impacts on people and the climate. These new aircraft are significantly more fuel-efficient than those they replace, but we know we must do more to reflect our values and to continue creating an airline people love. That’s why in 2021 we announced short-term goals for efficiency and carbon-neutral growth, and a five-part path to reach net zero carbon emissions by 2040. Initial progress on these and other sustainability goals will be included in our 2021 ESG & Sustainability report.

[1]	Adjusted pre-tax margin can be reconciled to GAAP financial measures in the third quarter 2021 earnings release filed with the SEC.
[2]	Reconciliation of the reported non-GAAP financial measures can be found in Appendix A.

Finally, as part of a long-planned transition, our former CEO and current Board Chair, Brad Tilden, will step away from his current position after the Annual Meeting. We are thrilled to have Patricia Bedient as our new Board Chair. Patty is an 18-year board member for Alaska Air Group, with extensive financial and strategic expertise and deep understanding of our business and values. Patty will be Alaska Air Group’s first female Board Chair.

We’ve always believed that at its core, the airline business is a people business. We are here today because of our amazing employees, the loyalty of our guests and communities, and the confidence of our investors. We won’t waver in our commitment to each of you as our stakeholders, and we will remain nimble in executing our strategy to create long-term value while adapting to short-term changes in the environment.

Thank you for your support, and for your investment in Alaska Air Group.

Benito Minicucci

President and CEO, Alaska Air Group

PROXY STATEMENT SUMMARY

Matters to be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Elect 13 Directors	FOR each Director Nominee	None
2. Approve (on an advisory basis) the compensation of the Company’s Named Executive Officers	FOR	A Vote Against
3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for Fiscal Year 2022	FOR	A Vote Against
4. Approve the amendment and restatement of the Company’s Employee Stock Purchase Plan	FOR	A Vote Against
5. A stockholder proposal regarding shareholder ratification of termination pay	AGAINST	A Vote Against

Governance Highlights

As part of Air Group’s commitment to high ethical standards, our Board follows sound governance practices.  Many of these practices are described in more detail in our Corporate Governance Guidelines, which are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Topic	Practice
Independence	• 12 out of 13 nominees are independent. • Board committees are composed exclusively of independent directors.
Non-Executive Board Chair	• The Board has appointed an independent Board Chair who has the specific authority to ensure objective evaluation of management decisions.
Executive Sessions	• Independent directors meet regularly without management.
Annual Election	• All directors are elected annually to one-year terms.
Majority Voting	• In uncontested elections, directors are elected by a majority of votes cast.
Director Evaluations

•  The Board and each committee conduct annual self-evaluations and hold individual discussions with the Chair of the Governance, Nominating and Corporate Responsibility Committee to discuss each director’s self-assessment of his or her contribution prior to nomination for election at the annual meeting.

Stock Ownership	• Each director is expected to hold shares of Alaska Air Group stock equivalent to six times his or her annual cash retainer.
Other Directorships	• Directors are encouraged to serve on no more than four other public company boards.
Stockholder Communications	• The Board has adopted a protocol to allow those stockholders with long-term significant holdings of our stock to meet directly with board members on appropriate matters.
Poison Pill	• The Company does not have a stockholder rights plan.
Proxy Access	• Stockholders who meet certain requirements may include director nominees in the Company’s proxy statement.
Right to Call Special Meeting	• Stockholders holding 10 percent or more of the outstanding stock have the right to call a special meeting.
Confidential Voting	• Records that identify the vote of a particular stockholder are kept confidential from the Company except in a proxy contest or as required by law.
Single Voting Class	• Common stock is the only class of voting shares outstanding.
Director Tenure	• Directors are subject to term and age limits as described in our Corporate Governance Guidelines.
Cybersecurity Practices	• The Board oversees the management of cybersecurity, including oversight of appropriate risk mitigation strategies, systems, processes and controls.
Environmental Social Governance	• The Board oversees and monitors progress of the Company’s practices and reporting with respect to voluntary ESG goals and disclosure, annual reporting, and environmental and climate impacts.

Our Board

All nominees meet the New York Stock Exchange (NYSE) governance standards for director independence, except for Mr. Minicucci, who is not independent due to his position as an executive officer.

Nominee and Principal Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Former Executive Vice President and CFO The Weyerhaeuser Company	68	2004	Non-Executive Board Chair (effective May 5, 2022)
James A. Beer Chief Financial Officer Atlassian Corporation	61	2017	Innovation (Chair) Safety
Raymond L. Conner Former Vice Chairman The Boeing Company	66	2018	Compensation and Leadership Development (Chair) Safety
Daniel K. Elwell President Elwell & Associates, LLC	62	2021	Audit Innovation
Dhiren R. Fonseca Advisor Certares LP	57	2014	Audit Innovation
Kathleen T. Hogan Chief People Officer and Executive Vice President of Human Resources Microsoft	56	2019	Governance, Nominating and Corporate Responsibility (Chair effective May 6, 2022) Compensation and Leadership Development
Jessie J. Knight, Jr. Managing Director Knight Angels LLC	71	2020	Compensation and Leadership Development Safety
Susan J. Li Vice President, Finance Facebook, Inc.	36	2018	Audit Innovation
Adrienne R. Lofton Vice President, Global Brand Marketing Google	46	2021	Innovation Safety
Benito Minicucci President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc.	56	2020
Helvi K. Sandvik President, Kidways LLC and Former President NANA Development Corporation	64	2013	Safety (Chair) Compensation and Leadership Development
J. Kenneth Thompson President and CEO Pacific Star Energy LLC	70	1999	Compensation and Leadership Development Governance, Nominating and Corporate Responsibility
Eric K. Yeaman Founder and Managing Partner, Hoku Capital LLC	54	2012	Audit (Chair) Governance, Nominating and Corporate Responsibility

Board Diversity and Skills Matrix

The Board recognizes that diversity brings unique perspectives, leads to more effective risk management and better alignment with guests, employees, and the communities in which the Company serves.  The Board’s nomination process, detailed in the Director Nomination Policy section below, has routinely resulted in the identification of candidates with diverse qualifications, backgrounds, geography, race, ethnicity, gender and age. Currently, 60% of board leadership positions are held by female and/or racially/ethnically diverse directors, including the non-executive Board Chair and Board committee chairs.

Board Size
Total Number of Independent Directors	12
Gender	Male	Female
Number of Independent Directors Based on Gender Identity	7	5
Number of Independent Directors Identifying in the Categories Below:
Asian	1	1
Black or African-American	1	1
Native American or Alaskan Native		1
Native Hawaiian or Other Pacific Islander	1
White	4	2
Veteran	1

Independent Director Skills and Experiences

Areas of Expertise	Bedient	Beer	Conner	Elwell	Fonseca	Hogan	Knight	Li	Lofton	Sandvik	Thompson	Yeaman

Brand/Marketing		●	●		●		●		●		●	●
Business Development/M&A	●	●	●		●	●	●	●	●	●	●	●
Digital Marketing		●			●	●		●	●			●
ESG	●	●	●	●		●	●	●	●	●	●	●
Government/Regulatory/Compliance	●	●	●	●	●		●	●		●	●	●
High Tech Company Experience		●	●	●	●	●	●	●			●	●
HR/Organizational Strategy	●	●	●	●	●	●	●	●	●	●	●	●
Investor Relations	●	●	●	●	●		●	●		●	●	●
Operational/Manufacturing	●	●	●	●	●	●	●			●	●	●
Public Company Experience	●	●	●	●	●	●	●	●	●	●	●	●
Safety	●	●	●	●			●	●		●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●	●

Executive Compensation Practices

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent and reward the achievement of key business goals.  The following practices ensure alignment of interests between stockholders and executives and are considered good governance by our Compensation and Leadership Development Committee (the Committee) and by the majority of our stockholders.

Topic	Practice
Pay for Performance

•   A significant percentage of total direct compensation is based on the achievement of performance-based goals that are challenging, yet attainable, and that drive achievement of the Company’s business strategy.  Goals apply to all employees to encourage alignment.

•   The Committee considers Company performance when setting CEO pay.

“Say on Pay”	• Annually, we ask stockholders to provide an advisory vote on our pay practices, which the Committee considers when setting CEO pay.
Stock Ownership Requirements

•   Our minimum stockholding requirements are 5 times base salary for the CEO, 3 times base salary for the executive vice presidents and 1.5 times base salary for the senior vice presidents of Alaska Airlines.

CARES Act Compliance

•As a condition of our receipt of funds under the CARES Act, we are required to limit covered executives’ compensation at 2019 levels through April 1, 2023, regardless of changes in responsibility or scope.

Change in Control Provisions

•   We have double-trigger change in control provisions that require the consummation of a change in control transaction and the actual or constructive termination of employment. A 3 times compensation multiple applies to the executive vice presidents and 2 times compensation multiple to the senior vice presidents.

Clawback Policy

•   Our policy allows recovery of incentive cash or equity compensation that is based on financial statements that were subsequently restated due to the individual’s fraudulent or grossly negligent act or omission.  Our policy also permits recovery for legal and compliance violations regardless of a financial restatement, and to maintain compliance with CARES Act compensation restrictions.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and board members may not engage in transactions that create a hedge against fluctuations in the price of Alaska Air Group stock.
Pledging of Company Stock	• Executive officers and board members may not pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Our change in control and severance arrangements do not provide for tax gross-ups.
Repricing of Stock Options	• Our equity incentive plan does not permit repricing or exchange of underwater stock options without stockholder approval.
Environmental, Social and Governance Metrics	• Carbon emission reductions and advancement of racial equity goals are included in executive short-term and long-term incentive pay plans, respectively.

CORPORATE GOVERNANCE

Board Leadership

The Company’s board leadership generally includes a combined chair and CEO role with a strong independent lead director role. Notwithstanding the Board’s preference for combining the roles of chair and CEO, the Board may separate the CEO and chair roles from time to time, at its discretion, as it did in connection with Mr. Minicucci’s transition to CEO in 2021 and 2022.

In deciding whether to separate the role of CEO, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational and safety regulatory issues, the current climate of openness between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision making by directors.

As part of a years-long leadership succession plan, Brad Tilden, former CEO, who served as Executive Chairman since March 2021, will retire from the Board at the Annual Meeting. The Board has appointed Patricia Bedient to be the Company’s non-executive Board Chair, effective upon Mr. Tilden’s retirement.  Prior to transitioning to her role as Board Chair, Ms. Bedient served as our lead independent director since 2017.

The non-executive chair responsibilities include:

•	presiding at all meetings including but not limited to periodic meetings of independent directors;
•	approving the board meeting agendas and meeting schedules to ensure sufficient time for discussion;
•	leading the independent directors’ annual evaluation of the CEO;
•

together with the Chair of the Governance, Nominating and Corporate Responsibility Committee, conducting interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election at the annual meeting;

•

discussing any proposed changes to committee assignments with each affected director annually in advance of the Governance, Nominating and Corporate Responsibility Committee making committee membership recommendations to the Board;

•	being available for consultation and direct communication on appropriate matters if requested by a major stockholder; and
•	performing such other duties as may be described in the Company’s Corporate Governance Guidelines or by the Board.

Executive Sessions

The Board holds executive sessions of independent directors quarterly, as provided in the Company’s Corporate Governance Guidelines. The lead independent director or non-executive Board Chair presides over these executive sessions. Each Committee also holds an executive session of independent directors quarterly (presided over in each case by the respective committee chair) and includes key management personnel on an individual basis in order to ensure full transparency and risk oversight.

Risk Oversight

Air Group has adopted an enterprise-wide risk analysis and oversight program. This program is designed to:

•	identify the various risks faced by the organization;
•	assign responsibility for managing those risks to individual management executives who report directly to the applicable committee; and
•	align those management assignments with appropriate board-level oversight.

The structure and reporting relationships and key areas of responsibility are shown below:

Board of Directors

Audit Committee
Responsible for Risk Oversight Program

Air Group Risk Matrix

	Audit Committee		Innovation Committee	Compensation & Leadership Development Committee	Safety Committee	Governance, Nominating and Corporate Responsibility Committee

	Oversees Enterprise Risk		Oversees Strategy Execution Risk	Oversees Executive Compensation and Workforce Diversity, Equity and Inclusion Risk	Oversees Safety Related Risk	Oversees Board & Governance Risk

Independent Accountant	Audit Executive	Compliance Officer & Chief Information Security Officer	Commercial Officer	Independent Consultant and SVP People	Vice President Safety	Corporate Secretary and SVP Public Affairs and Sustainability
• Review internal controls & procedures • Review SEC filings • Provide audit services for annual report	• Day to day design & implementation of program • Identifies risk issues for year ahead • Reports quarterly & reviews program annually	• Corporate compliance program • Code of Conduct & Ethics • Corporate investigation program • Information and cybersecurity	• Discuss and advise on risk tolerance for adopting emerging or disruptive technology • Monitors overall risk-based strategy and approach

• Periodic review and assessment of executive compensation program

• Periodic review of CEO development and succession plan

• Assist in mitigation of executive retention and engagement risks associated with CARES Act compensation restrictions

• Oversight of policies and programs focused on workforce DE&I efforts

					• Monitor and review to reduce risk of security and safety incidents • Periodic review of health, safety and environmental policies and practices	• Annual review and assessment of board & governance practices • ESG goals and climate risk initiatives

As shown above, responsibility for identified risks has been assigned to appropriate executives, and assignments have been aligned for appropriate board oversight. Responsibility for managing these risks includes strategies related to both mitigation (acceptance and management) and transfer (insurance).

The risk matrix is approved annually by the Audit Committee and regularly reviewed by the Board.  The Audit Committee also receives quarterly updates regarding the program and an annual in-person review of the program’s status by the audit executive. Under the program, the Audit Committee also works with the audit executive and members of the management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then used as a framework for periodic reports by the designated management executive to the appropriate board entity for heightened oversight. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management annually and are incorporated into the development of the Company’s strategic objectives for the coming year.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section in this Proxy Statement, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication from independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

Director Orientation and Continuing Education

New directors participate in one-on-one introductory meetings with executive leaders and are given presentations on the Company’s strategic plans, financial statements, safety culture and other key issues. Directors are encouraged to enroll in continuing education programs on corporate governance and other critical issues associated with a director’s service on the Company’s board.

Code of Conduct and Ethics

The Company has adopted the Code of Conduct and Ethics, which applies to all company employees, including its CEO, CFO, principal accounting officer and persons performing similar functions, and its Board of Directors. The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. Information on the Company’s website, however, does not form a part of this Proxy Statement. The Company discloses on the Company’s website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers to the extent required by applicable NYSE listing standards and SEC rules.

Prohibition of Speculative Transactions in Company Securities

The Company’s insider trading policy prohibits the Company’s directors and executive officers, including the Named Executive Officers, as well as employees in the positions of managing director or above and certain other employees, from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges of Company securities and certain forms of hedging or monetization transactions such as zero-cost collars and forward sale contracts.

Approach to Environmental, Social and Governance Matters (ESG)

The Company’s purpose is “creating an airline people love” and its leaders believe that the best path to creating long-term value is to deliver for the Company’s four primary stakeholders -- employees, customers, shareholders, and communities. The Company believes its success depends on the ability to provide safe air transportation, develop relationships with guests by providing exceptional customer service and low fares, and maintain a low-cost structure to compete effectively. Leaders strive to achieve these objectives as a socially responsible company that values not only performance but also people, communities, and the environment.

Air Group’s roots are in connecting rural Alaskan villages with essential services like food, medical supplies, and mail delivery – and those values are with us today.  We recognize there is much work needed to address impact on the globe, to expand opportunity equitably, and to ensure that all people are and truly feel safe, respected, and equal.

The Company’s values are to Own Safety, Do the Right Thing, Be Kind-Hearted, Deliver Performance, and Be Remarkable. These guide our daily business, operations, governance, and stewardship of impact on the environment, people, and communities. ESG efforts are balanced across areas of greatest impact by our business, and the issues most important to our four primary stakeholder groups noted above. Amongst those, our highest priorities and those that will require focused effort are: (1) reducing carbon emissions and (2) advancing racial equity and opportunity inside the Company and across communities.

 The four pillars that are woven throughout this work are the following:

•we’re all about people,

•we fly greener,

•we invest for strong communities, and

•we make flying matter.

The Company was recently recognized among Barron’s 100 Most Sustainable Companies and brings an orientation of continuous learning and improvement to this work as in everything we do.

ESG Governance and Oversight

The Governance, Nominating and Corporate Responsibility Committee of the Board is responsible for overseeing the Company’s practices and reporting with respect to voluntary ESG goals and disclosure, annual reporting, and environmental and climate impacts.  The Governance, Nominating and Corporate Responsibility Committee includes members with deep experience in energy and environmental impact from multiple industries, as well as members with deep leadership experience in human capital, governance, safety and risk.

In addition to the annual reporting cycle, the Governance, Nominating and Corporate Responsibility Committee reviews a quarterly dashboard on progress to goals, and management commentary on milestones and trends. The Board has directed that sustainability and ESG be leading parts of the Company’s strategy and has regular discussions about this work including topics specific to climate impact and diversity, equity and inclusion.

The Safety Committee receives regular updates on environmental risk, and the Compensation and Leadership Development Committee is responsible for oversight of human capital matters, including advancing diversity, equity, and inclusion such as through recruitment, hiring, retention, development, and culture building.

At a management level, a member of our Executive Committee has formal responsibility for driving progress and disclosure in Sustainability and ESG. And because this work is inherently cross-functional, the Company has also formalized governance and oversight of ESG at the management level. An ESG Executive Steering Committee meets twice a quarter for oversight of performance and work toward the goals and is responsible for ensuring progress. Additional Steering Committees dedicated to Reducing Carbon Emissions and Advancing Racial Equity bring explicit focus in those two areas. Finally, a group dedicated to ESG Goals and Disclosure ensures appropriate stewardship and transparency in data to the breadth of ESG matters. These groups are staffed by senior executives across all areas of accountability for delivering on ESG – including operations, finance, human resources, legal, real estate, commercial divisions, government affairs and philanthropy.

ESG Disclosure

Air Group voluntarily reports progress annually on ESG goals. The 2020 report, including data per the Sustainability Accounting Standards Board (SASB) framework for aviation and an appendix addressing the Task Force for Climate Related Financial Disclosure (TCFD) framework, can be found by visiting: hCR_032921_2021-Lift-Report_Final-1.pdf (flysustainably.com). The Company’s 2021 report, to be published in the second quarter 2022, will report our progress against our 2025 goals.

Our 2025 goals and commitments were established with input from stakeholders across the Company and externally, and covers the areas of carbon, waste, water, racial equity, community involvement, labor practices, safety, crisis management, privacy and data security, and responsible political engagement. Additionally, the Company will keep financial management principles visible in this disclosure. The Company will present quarterly progress reports on these goals and commitments to the Board as described above, will report annually to the public, and will publicly report in accordance with leading reporting frameworks such as SASB, the Carbon Disclosure Project and Task Force on Climate Related Financial Disclosure.

Climate Strategy

Climate change is a threat to the future and is already impacting communities including those in which we operate, and extreme weather and temperature events impact our operations. The Company believes deeply in the transformational benefits of air travel to connect people with one another, help people understand one another, and enable communities to grow, thrive, create jobs and economic benefits. Air Group is committed to reducing our climate impact, with a principal focus on carbon emissions alongside broader focus on other climate impacts, waste, and water.

The Company has committed to both short and long-term goals for reducing our climate impact. Our long-term goal is to achieve net zero carbon emissions by 2040, following a five-part strategy: (1) increasing the efficiency of our operations to avoid fuel use where we can, (2) renewing our fleet with the more fuel efficient Boeing 737MAX aircraft, (3) increasing use of sustainable aviation fuels, and (4) enabling innovative technology including future zero emissions propulsion alternatives. The fifth strategy, using high-quality carbon offsets, recognizes that there is not today enough technology or sustainable aviation fuel available to fully decarbonize aviation, and depending on the pace of innovation we may need offsets as a final strategy only as needed to close any gaps to target.

The company currently offtakes sustainable aviation fuel at San Francisco International Airport and is working with SkyNRG Americas to enable future SAF production from waste-based streams. Alongside oneworld alliance partners, we have committed to an objective of utilizing 10% SAF by 2030 as long as sufficient product is available and will continue to advocate for public policy to enable growth in commercially available supply.

Beginning in 2021, a carbon emissions target is part of the all-employee goals-based incentive pay program, and we beat our target.  This metric will remain in our performance-based pay program, underscoring a company-wide commitment to efficiency and sustainability.

Diversity, Equity, and Inclusion

The Company values the importance of diversity, equity and inclusion in the workplace and believes that our airlines should be places where everyone feels they belong – employees and guests alike. We believe every person should be treated with respect regardless of race, ethnicity, capability, age, gender or sexual orientation and that guests should always feel welcome on board our aircraft. Employees deserve to feel safe and have a sense of belonging when they come to work. This means racism and discrimination have no place in our workplace or onboard our aircraft.

The Company believes that aviation can enable opportunity. We are committed to advancing equity in all forms, with a current focus on racial equity. Building on feedback and input from employees, we set commitments and goals to advance racial equity through diverse leadership representation, an inclusive culture, and public leadership. Our focus is on creating opportunities for employment, engagement and advancement for diverse employees throughout the organization.  We are driving initiatives at all levels of the company to achieve these goals, including supporting education pipelines that create career pathways for diverse talent, and focusing on attracting and retaining diverse talent through leadership development and sponsorship programs. To underscore the accountability of leaders to make progress in these areas, beginning in 2021, a DEI metric was included in the performance-based segment of executives’ long-term incentive equity compensation.

Community Involvement

The Company is involved in the communities where we live and fly through corporate philanthropy, community engagement, employee volunteerism, and grants from the Alaska Airlines Foundation. A core area of focus, and the mission of the Alaska Airlines Foundation, is to inspire, equip, and enable young people to imagine and reach career opportunities, in aviation and beyond. In the last several years, this work is done through the lens of advancing racial equity.

The Company’s corporate philanthropy includes using our core asset of flight to transport people for school, to needed medical care, to respond to crisis and urgent needs, or to make a wish come true. This makes flying matter. Additionally, through Alaska’s LIFT Miles program, guests can contribute their miles to organizations that are aligned with their passions.

2021 was a unique year for our community involvement, given the ongoing pandemic, but the Company turned to virtual engagement to reach young people with virtual aviation career panels; additionally, we engaged our employees as volunteers at vaccination sites and transported refugees to their new homes. The Company also launched the “Our Commitment” aircraft in partnership with UNCF. This aircraft serves as an embodiment of Alaska’s values and support for educational equity and is an extension of a 15-year partnership between Alaska and UNCF.

Political Contributions and Engagement

Public policy affects our ability to achieve Company goals, meet customer needs and provide stockholder value. As such, the Company believes it is important to engage in public policymaking processes at the federal, state and local levels, which includes making political contributions where appropriate and permitted by law.

The Company is committed to adhering to the highest standards of ethics in engaging in activities that seek to advocate legislative positions that support our business and operations.  To ensure contributions are made in a manner consistent with the Company’s goals and stockholder’s interest, the Company has adopted a Policy on Political Contributions and Engagement. The Policy can be found at: https://investor.alaskaair.com/policy-political-contributions.

Policy Overview

In the Policy on Political Contributions and Engagement, the Company describes its interests in advocating for policies in support of its business and industry, including through, among other things, participating in trade associations and making political contributions where appropriate and permitted by the law.

The policy includes detailed procedures for making political contributions and expenditures, directly and indirectly, including with respect to candidates for public office, political parties, referenda and ballot initiatives. Among other things, the Company’s policy sets forth the following:

•	The Company’s policy describes that the Company complies with all federal, state and local laws and requirements associated with political engagement, including the Company’s lobbying activities.
•

The policy indicates that, consistent with federal campaign finance laws, the Company does not make corporate political contributions to federal candidates, political parties or political committees, but notes that some state and local jurisdictions permit the Company to contribute directly to state and local candidates, political parties, referenda and ballot initiatives and that political contributions may be made indirectly by the AAG Political Action Committee (AAG PAC) as permitted by applicable state and local laws and that federal contributions may also be made indirectly through the AAG PAC.

•

The policy provides detailed information regarding the AAG PAC, describing that it is nonpartisan and organized on a strictly voluntary basis with participation only by eligible employees. The policy further describes how the AAG PAC is overseen, noting that all checks drawn from the AAG PAC must be approved by two AAG PAC Board members.

Dues and Contributions Disclosures

Through active links included in the Company’s Policy on Political Contributions and Engagement posted on the Company’s website (at the link referenced above), the Company discloses its direct and indirect political contributions through lobbying activities. The Company updates these disclosures semi-annually (generally, August and February of each year). Specifically, the Company discloses:

•

All contributions by the Company to state and local candidates, political committees and political organizations and regarding ballot measures. This list identifies the recipient (and his/her title, if applicable), the jurisdiction the recipient represents, and the amount paid.

•

All contributions made by the AAG PAC. The list identifies the candidate, the state and district represented and the candidate’s office, the committee or political action committee to which the contribution was directed, the party affiliation and the amount paid.

•

Payments to trade associations for which the Company paid dues or payments of more than $25,000 and who spend 10 percent or more of their revenues lobbying. The amount reported by the Company is the non-deductible portion of the payment.

The Company also provides through its website (at the link referenced above) links to the Company’s publicly available lobbying disclosures required to be submitted quarterly to the Secretary of the U.S. Senate and the Clerk of the U.S. House under the Lobbying Disclosure Act.

Process and Oversight

As detailed above, the Company’s Policy on Political Contributions and Engagement provides detailed information about the decision-making process for its political contribution and lobbying activity and the person(s) responsible. For example, as stated in the Company’s policy:

•	Any political contribution made by the Company must be approved by the Company’s General Counsel, Senior Vice President of Public Affairs and Sustainability, or a designee.
•

The policy describes the Company’s interest in participating in certain trade associations and provides that the Company’s Senior Vice President of Public Affairs and Sustainability and Government Affairs Department is responsible for oversight of the Company’s trade association participation.

•

The budget for corporate political contributions to the AAG PAC is determined annually by the Senior Vice President of Public Affairs and Sustainability, in consultation, as appropriate, with the Company’s Chief Executive Officer and legal counsel to ensure compliance with corporate policy and applicable federal, state and local laws.

•

The AAG PAC is overseen by a five-person board of directors, and its members include the Senior Vice President of Public Affairs and Sustainability and the Company’s Chief Executive Officer. The Company’s Senior Vice President of Public Affairs and Sustainability and its Government Affairs Department is responsible for oversight of the Company’s participation in trade associations, and the Senior Vice President of Public Affairs and Sustainability is responsible for annually reviewing the Company’s participation in these associations and other public advocacy efforts.

•

The Company’s General Counsel and Senior Vice President of Public Affairs and Sustainability are responsible for oversight and implementation of the Company’s Policy on Political Contributions and Engagement and for establishing effective reporting and compliance procedures with respect to the Company’s political activities.

•	The Governance, Nominating and Corporate Responsibility Committee of the Board of Directors monitors compliance, as well as any changes or updates to the process or policy.

Stockholder Communications

Any stockholder or interested party who wishes to communicate with the Board or any specific director, including the non-executive Board Chair elect (who presides over executive sessions of the independent directors) or with the independent directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed or the applicable director with oversight of the topic (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review); or

•

attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance, Nominating and Corporate Responsibility Committee, the Corporate Secretary or Assistant Corporate Secretary presents a summary of all communications received since the last meeting of the Governance, Nominating and Corporate Responsibility Committee and will make those communications available to any director on request.

The Board has also implemented a protocol for stockholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board in person or by phone.  Investors may request information regarding engagement with stockholders by contacting the Assistant Corporate Secretary at (206) 392-5380 or by email to allie.wittenberger@alaskaair.com.

Each year, the Company reaches out to stockholders that have requested such engagement or that have demonstrated a long-term, significant investment in the Company.  In the past year, the Company sought feedback from stockholders representing approximately 42% of the Company’s common stock on relevant matters related to corporate governance and stockholder value and the non-executive Board Chair elect and Chair of the Compensation and Leadership Development Committee met with every stockholder who expressed an interest in engaging.  The feedback from those discussions provided a framework for certain disclosures in this Proxy Statement.

Virtual Meeting Philosophy

The Company has held its annual meeting of stockholders as a virtual meeting since 2016.  The Company also offers stockholders the option to ask questions live via the chat feature. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. This balance allows the meetings to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources.

The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•	providing stockholders with the ability to submit appropriate questions real-time either via the meeting website, limiting questions to one per stockholder unless time otherwise permits;
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•	publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•

offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the Stockholder Communications section in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1:  Election of Directors to One-Year Terms

The Company’s Bylaws provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Company’s Bylaws. Thirteen directors are nominees for election this year and each has consented to serve a one-year term ending in May 2023.  There are no family relationships among the directors and our executive officers.

Patricia M. Bedient, 68	Qualifications:

Former Executive Vice

President and CFO, The

Weyerhaeuser Company

Director of Alaska Air

Group since 2004

Lead Independent Director (until May 5, 2022)

Non-executive Board Chair (effective May 5, 2022)

•  Financial Expertise

•  Strategic Planning Experience

•  Public Accounting Experience

•  Mergers and Acquisitions Experience

Professional Highlights:

Ms. Bedient was executive vice president (until July 2016) for The Weyerhaeuser Company, a publicly traded company and one of the world’s largest integrated forest products companies.  She was the company’s CFO until February 2016.  A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs.

Current Public Company Board Service:

•  Suncor Energy, Inc.

•  Park Hotels and Resorts

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Overlake Hospital Medical Center Board of Trustees

•  Oregon State University Board of Trustees

•  University of Washington Foster School of Business Advisory Board

Education:

•  BS, Oregon State University

James A. Beer, 61	Qualifications:
CFO, Atlassian Corporation Director of Alaska Air Group since 2017 Innovation Committee (Chair) Safety Committee

•  Financial Expertise

•  Aviation Industry Expertise

•  Strategic Planning Experience

•  Technology Experience

Professional Highlights:

Mr. Beer has served as CFO at Atlassian Corporation PLC, a publicly traded company, since February 2018.  He was executive vice president and CFO for McKesson Corporation from 2013 to 2017, and CFO at Symantec Corp. from 2006 to 2013.  From 1991 to 2006, he held a number of management positions including CFO at AMR Corporation and American Airlines, AMR’s principal subsidiary.

Current Public Company Board Service:

•  DocuSign Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BS, Aeronautical Engineering, Imperial College, London University

•  MBA, Harvard Business School

Raymond L. Conner, 66	Qualifications:

Former Vice Chairman, The Boeing Company Director of Alaska Air Group since 2018 Compensation and Leadership Development Committee (Chair) Safety Committee

•  Public Company CEO Experience

•  Strategic Planning Experience

•  Aviation Industry Experience

•  Community Leadership

Professional Highlights:

Mr. Conner is operating advisor to Clayton, Dubilier & Rice (a private investment firm) since September 2018.  He is the former vice chairman of The Boeing Company.  Prior to his appointment to vice chairman in 2013, Mr. Conner served in a number of positions with Boeing Commercial Airplanes since 1977, including a variety of roles within the sales, finance and materiel divisions.  Most recently, he served as vice president and general manager of the 777 program (2001-2003), vice president of sales for the Americas (2003 to 2007), vice president and general manager of supply chain management and operations (2008 – 2011), vice president sales, marketing and commercial aviation services (2012), and president and CEO (2013-2017).

Current Public Company Board Service:

•  Adient plc

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Board of Trustees Central Washington University

Education:

•  BS, Central Washington University

•  MBA, University of Puget Sound

Daniel K. Elwell, 62	Qualifications:

President, Elwell & Associates, LLC Director of Alaska Air Group since 2021 Audit Committee Innovation Committee

• Aviation Industry Expertise

• Extensive Experience with Government, including the Federal Aviation Administration

Professional Highlights:

Mr. Elwell is President of Elwell & Associates, LLC.  He served as Deputy and Acting Administrator of the Federal Aviation Administration (FAA) from June 2017 to November 2020, where he was responsible for the safety and efficiency of the largest aerospace system in the world.  He also had oversight of the FAA’s multibillion-dollar Next Gen air traffic control modernization program to accelerate the shift from ground-based radar to state-of-the-art satellite technology.  Mr. Elwell also served as Senior Vice President for Safety, Security and Operations at Airlines for America (A4A) from 2013-2015 and was Vice President of the Aerospace Industries Association (AIA) from 2008 to 2013.  He is also a former military and commercial pilot.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Joby Aviation Advisory Board, since March 2021

•  Dedrone Advisory Board

•  Asylon Advisory Board

•  PARSEC Acquisition

•  AFCO/AVPorts

•  Aireon Advisory Board

Education:

•  BS, U.S. Air Force Academy

Dhiren R. Fonseca, 57	Qualifications:

Advisor, Certares LP Director of Alaska Air Group since 2014 Audit Committee Innovation Committee

•  Technology/IT/Digital Expertise

•  Business Development Experience

•  Financial Experience

Professional Highlights:

Mr. Fonseca is an advisor to Certares LP and has been a partner since December 2014. He previously served as CEO and president of Rentpath, Inc. from December 2020 to August 2021. Mr. Fonseca also served as chief commercial officer at Expedia, Inc., where he served for more than 18 years. He contributed greatly to the online travel company’s growth and success, serving in a host of key roles including co-president of its global partner services group and senior vice president of corporate development. Mr. Fonseca helped found Expedia.com as part of the management team at Microsoft Corporation that brought the online travel company to life in 1995 and subsequently took it public in 1999. Before Expedia, he held multiple roles in product management and corporate technical sales at Microsoft Corporation. Mr. Fonseca currently serves on the audit committee of Rackspace Technology, Inc.  He previously served on the boards of Diamond Resorts, Redbox, Caesars Acquisition Company, HotelTonight, and also Rentpath, Inc., (nonpublic) until April 2021.

Current Public Company Board Service:

•  Rackspace Technology, Inc.

•  Osiris Acquisition Corp.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Kathleen T. Hogan, 56	Qualifications:

Chief People Officer and Executive Vice President of Human Resources,

Microsoft

Director of Alaska Air Group

since August 2019

Governance, Nominating and Corporate Responsibility Committee (Chair effective May 6, 2022)

Compensation and Leadership Development Committee

•  Leadership Development and Culture Expertise

•  Technology Experience

Professional Highlights:

Ms. Hogan has been the chief people officer executive vice president of human resources for Microsoft Corporation (technology), a publicly traded company since 2015.  She previously served as corporate vice president of Microsoft Services from 2003-2015.  Prior to joining Microsoft in 2003, Ms. Hogan was a partner at McKinsey & Co. and a development manager at Oracle Corp.  She previously led the finance committee for the Puget Sound affiliate of Susan G. Komen for the Cure.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  National Center for Women & Information Technology

Education:

•  BS, Harvard University

•  MBA, Stanford University Graduate School of Business

Jessie, J. Knight, Jr., 71	Qualifications:

Managing Director, Knight Angels LLC Director of Alaska Air Group since 2020 Compensation and Leadership Development Committee Safety Committee

•  Brand Marketing Experience

•  Markets and Sustainability Expertise

•  Economic Development Expertise

•  Business, Political and International Experience

•  Public Company CEO Experience

Professional Highlights:

Mr. Knight has been managing director of Knight Angels LLC (private equity investments) since 2015.  From 2006 to 2015, he was executive vice president of external affairs and chief sustainability and regulatory compliance officer of Sempra Energy and chairman of San Diego Gas & Electric and Southern California Gas Company.  From 2010 to 2014, he was chief executive officer of San Diego Gas and Electric Company.  Mr. Knight previously served on the Alaska Air Group, Inc. board of directors from 2002 to 2017 during which time he served on several board committees, including compensation, governance and nominating, and safety.  He was chair of the safety committee from 2014 to 2017. In 2013, Mr. Knight was named Corporate Director of the Year by Corporate Directors Forum.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Hudson Institute Board of Trustees, since March 2022

•  The Pacific Fast Charging Corporation

•  The Timken Museum of Art

•  U.S. Chamber of Commerce

Education:

•  BA, St. Louis University

•  MBA, University of Wisconsin

Susan J. Li, 36	Qualifications:

Vice President Finance, Meta. Director of Alaska Air Group since 2018 Audit Committee Innovation Committee

•  Financial Expertise

•  Strategic Planning Experience

•  Technology/IT/Digital Experience

Professional Highlights:

Ms. Li currently serves as a vice president of finance at Meta., where she leads the finance, business planning and treasury organizations.  Since joining Facebook in 2008, Ms. Li has served in a number of finance positions, including director of finance from 2013 to 2016, leading teams focused on business operations and financial planning and analysis.  Prior to Facebook, she was an investment banking analyst at Morgan Stanley.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BA and BS, Stanford University

Adrienne R. Lofton, 46	Qualifications:

Vice President, Global Brand Marketing Google Director of Alaska Air Group since 2021 Safety Committee Innovation Committee

•  Marketing and Brand Expertise

•  Multicultural Marketing Experience

•  Customer Relationship Experience

Professional Highlights:

Ms. Lofton has been the vice president of global brand marketing at Google since 2021, where she oversees the integrated consumer experience for Google's platforms & ecosystems portfolio. She previously served as vice president and head of North America marketing at Nike Inc from 2018 to 2021, and as Under Armour’s senior vice president, of global marketing, operations and philanthropy from 2015 to 2018.

Ms. Lofton has deep cross-industry experience that includes leadership roles at Levi Strauss & Co., where she was chief marketing officer for the global Dockers brand and Target Corporation, where she helped spearhead the company’s multicultural marketing focus and provided cross-categorical leadership across its iconic master brand. She began her career at Gap Inc. and also worked at Starcom, focused on the General Motors portfolio.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BA, Howard University

Benito Minicucci, 56	Qualifications:

President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc. Director of Alaska Air Group since 2020

•  Airline Operations Expertise

•  Mergers and Acquisitions Experience

Professional Highlights:

Mr. Minicucci is chief executive officer of Alaska Air Group (Air Group) and Alaska Airlines (Alaska) since March 31, 2021.  He has been president of Alaska since May 2016 and became president of Air Group in March 2021.  He served as chief operating officer from December 2008 until November 2019.  Mr. Minicucci also served as chief executive officer of Virgin America Inc. from December 2016 to July 2018. Prior to this, he held various executive positions at Alaska, including executive vice president of operations, vice president of Seattle operations, and staff vice president of maintenance and engineering.  Before joining Alaska, Mr. Minicucci had a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector. Mr. Minicucci served on the board of PG&E Corporation (an energy-based holding company) from July 2018 to April 2019.

Current Non-Public Company Board Service:

•   University of Washington Michael G. Foster School of Business, Center for Leadership and Strategic Thinking

Education:

•  BS and MS, Royal Military College of Canada

•  Advanced Management Program, Harvard Business School

Helvi K. Sandvik, 64	Qualifications:

President, Kidways LLC Director of Alaska Air Group since 2013 Safety Committee (Chair) Compensation and Leadership Development Committee

•  30+ Years of Private and Public Sector Senior Executive Management and Board Experience

•  Intimate Knowledge of the Native Culture and Transportation Requirements in the State of Alaska

•  Community Leadership Experience

Professional Highlights:

Ms. Sandvik is president of Kidways LLC (business management consulting). From 1999 to 2016, Ms. Sandvik was president of NANA Development Corporation (NDC), a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction.  During this time, she oversaw the growth of the NDC from an oil field support services company with revenues of $50 million into a diverse, multi-sector, global enterprise with revenues of $1.5 billion.  Prior to that, Ms. Sandvik served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including director of statewide aviation and deputy commissioner, as well as a variety of public and non-profit leadership roles.

Current Non-Public Company Board Service:
• Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group) • HDR, Inc. • National Center for American Indian Enterprise Development

Education: • BA, Kalamazoo College • MBA, University of Alaska Fairbanks

J. Kenneth Thompson, 70	Qualifications:

President and CEO, Pacific Star Energy LLC Director of Alaska Air Group since 1999 Compensation and Leadership Development Committee Governance, Nominating and Corporate Responsibility

•  Business Leadership Expertise

•  Experience with Strategic Planning, Engineering, Operations, Technology and Research, and Safety, Environmental Impact and Regulatory Issues

•  Community Leadership

Professional Highlights:

Since 2000, Mr. Thompson has been a co-owner and president and CEO of Pacific Star Energy LLC, a firm that is a passive owner of oil lease royalties in Alaska.  He served from 2004 to 2012 as Managing Director of Alaska Venture Capital Group LLC, a private oil and gas exploration firm in which Pacific Star Energy LLC owns an interest.  Mr. Thompson chairs the environmental, health, safety and social responsibility committee and serves on the governance and nominating committee of Coeur Mining Inc., serves on the strategy planning and enterprise risk committee and chairs the compensation committee at Tetra Tech, Inc., and serves on the compensation committee, chairs the governance and nominating committee, and the hydrocarbon reserves committee, as well as serving as non-executive chairman of the board of Pioneer Natural Resources Company.  He is also a member and chair of CDF Capital, a non-profit organization.  In 2019, Mr. Thompson was selected as one of the 100 most influential corporate directors by the National Association of Corporate Directors (NACD).

Current Public Company Board Service:

•  Pioneer Natural Resources Company (Non-Executive Chairman)

•  Tetra Tech, Inc.

•  Coeur Mining, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BS, Missouri University of Science and Technology

Eric K. Yeaman, 54	Qualifications:

Founder and Managing Partner, Hoku Capital LLC Director of Alaska Air Group since 2012 Audit Committee (Chair) Governance, Nominating and Corporate Responsibility

•  Financial Expertise

•  Public Company CEO Experience

•  Intimate Knowledge of the Culture and Transportation Needs of Hawaii

•  Community Leadership Expertise

Professional Highlights:

Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, HI.  He was president and COO of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019.  From 2008 to 2015, he was president and CEO of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii.  Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools from 2000 to 2003. He began his career at Arthur Andersen LLP in 1989.

Current Public Company Board Service:

•  Alexander & Baldwin, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  DR Fortress

•  Lanihau Properties, LLC

•  Palani Ranch Company, Inc.

•  Friends of Hawaii Charities, Inc.

•  The Harold K.L. Castle Foundation

•  Hawaii Asia Pacific Association

Education:

• BA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 13 DIRECTOR NOMINEES NAMED ABOVE.

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and board committees on which they serve, discussing matters with the Board Chair, CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established five standing committees, which are the Audit Committee, the Compensation and Leadership Development Committee, the Governance, Nominating and Corporate Responsibility Committee, the Safety Committee and the Innovation Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee, which they review annually and update as necessary. These charters are posted on and can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

Name	Audit Committee	Compensation and Leadership Development Committee	Governance, Nominating and Corporate Responsibility Committee	Safety Committee	Innovation Committee

Patricia M. Bedient (1)	●		Chair
James A. Beer				●	Chair
Raymond L. Conner		Chair		●
Daniel K. Elwell	●				●
Dhiren R. Fonseca	●				●
Kathleen T. Hogan (2)		●	●
Jessie J. Knight, Jr.		●		●
Susan J. Li	●				●
Adrienne R. Lofton				●	●
Helvi K. Sandvik		●		Chair
J. Kenneth Thompson		●	●
Eric K. Yeaman	Chair		●

(1)	Ms. Bedient’s appointment as non-executive Board Chair will be effective upon the conclusion of the Annual Meeting on May 5, 2022, at which time she will cease serving on any board committees.
(2)	Ms. Hogan will replace Ms. Bedient as chair of the Governance, Nominating and Corporate Responsibility Committee effective May 6, 2022.

Board Committee Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

•  With regard to matters pertaining to the independent registered public accountants:

o  appoint them, approve their compensation and oversee their work;

o  review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent accountants and the Company;

o  maintain ongoing discussions as to their independence;

o  pre-approve all auditing and non-auditing services they are to perform;

o  review annual audited and quarterly financial statements with management and the independent registered public accountants;

o  receive and review communications required from the independent registered public accountants under applicable rules and standards; and

o  establish clear hiring policies for employees and former employees of the independent registered public accountants.

•  With regard to matters pertaining to the internal auditors:

o  review and approve the annual internal audit plan;

o  review the results of internal audit activities;

o  review the structure and resources of the internal audit team; and

o  review and approve any changes to the internal audit charter.

•  With regard to matters pertaining to information security risk oversight:

oreview and discuss technology, information security (cybersecurity, ransomware) and data privacy risks and effectiveness of related security controls.

•  With regard to matters pertaining to risk oversight, compliance and controls:

o  discuss with management policies and practices with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and enterprise risk management;

o  review with management major financial risk exposure and adequacy and effectiveness of associated internal controls;

o  review procedures with respect to appropriateness of significant accounting policies and the adequacy of financial controls;

o  discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies;

o  develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters;

o  review any changes to the corporate compliance program charter; and

o  obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

•  Annually review and reassess the adequacy of the Audit Committee’s charter and its performance.

Compensation and Leadership Development Committee

•  With regard to executive and director compensation:

o  recommend for approval by the Board changes in compensation and insurance for the Company’s and its subsidiaries’ nonemployee directors;

o  set, review and approve compensation of the CEO and other elected officers of the Company and its subsidiaries, taking into account CARES Act requirements and other legal considerations; and

o  establish the process for reviewing and approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.

•  Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.

•  Grant stock awards and stock options to elected officers.

•  Administer and review the supplementary retirement plans for elected officers and the equity-based incentive plans.

•  Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

•  Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees and approving the membership of those committees, and the extension of plan participation to employees of subsidiaries.

•  Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.

•  Ensure a framework, process and policies are in place for CEO and executive succession, including standards for assessment, and the periodic review of CEO and other management development and succession plans.

•  Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

•  Administer, review and modify the Company’s policy regarding recoupment of certain compensation payments.

•  Produce the report on executive compensation required for the annual proxy statement.

•  Oversight over human capital matters, including advancing diversity, equity and inclusion.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Governance, Nominating and Corporate Responsibility Committee

•  Develop, monitor and reassess from time to time the Corporate Governance Guidelines.

•  Evaluate the size and composition of the Board.

•  Develop criteria for board membership.

•  Evaluate the independence of existing and prospective members of the Board.

•  Seek and evaluate qualified candidates for election to the Board.

•  Evaluate the nature, structure and composition of other board committees.

•  Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.

•  Review and assess ESG goals, initiatives and performance.

•Annually review and reassess the adequacy of the Governance and Nominating Committee’s charter and its performance.

Safety Committee

•  Monitor management’s efforts to ensure the safety of passengers and employees of the Company and its subsidiaries.

•  Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

•  Review management’s efforts to ensure aviation security and reduce the risk of security incidents.

•  Oversee Alaska’s and Horizon’s internal evaluation programs which audit safety-related risks.

•  Periodically review with management and outside experts all aspects of airline safety.

•  Evaluate the Company’s health, safety and environmental policies and practices and applicable federal and state standards.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Innovation Committee

•  Review and advise on the Company’s strategy and approach to innovation, including how such innovation improves revenue, guest and employee experiences.

•  Ensure the Company applies an appropriate risk-based methodology in defining the innovation strategy and where investments are made.

•  Discuss and advise on the Company’s risk tolerance for adopting emerging or disruptive technology to ensure there is commercial viability.

•  Review allocation of resources – both financial and human capital – for innovation and to ensure resources are adequate to execute the strategy.

•  Review results from the measurement and tracking systems designed to monitor progress towards achieving the innovation strategy.

•  Discuss and advise on methods to foster a culture of innovation across the Company.

•  Review and discuss technology trends that could significantly affect the Company and the business in which it operates including whether investments in technology partners is required to assist in delivering the Company’s strategy.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Board and Committee Meetings

In 2021, the Board of Directors held 5 meetings. The standing board committees held the following number of meetings in 2021:

Audit Committee – 4

Compensation and Leadership Development Committee – 6

Governance, Nominating and Corporate Responsibility Committee – 4

Safety Committee – 4

Innovation Committee -- 4

Each director attended at least 75% of all board and applicable committee meetings during 2021. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all directors attended the annual stockholders meeting.

Director Independence

The Board of Directors of the Company has determined that all non-employee directors (Mses. Bedient, Hogan, Li, Lofton and Sandvik and Messrs. Beer, Conner, Elwell, Fonseca, Knight, Jr., Thompson and Yeaman), and including each member of the Audit Committee, Compensation and Leadership Development Committee, Governance, Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines.  Mr. Minicucci is not independent due to his position as our CEO.  In addition, the Board of Directors previously determined that Marion Blakey, who served on the Board of Directors until her resignation in May 2021, was independent during the period of her service on the Board in 2021. The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.  In making its determination, the Board considered any transactions or relationships between the director, members of his or her family and organizations with which that director or family members have an affiliation, on the one hand, and us, our subsidiaries and management, on the other hand. In this regard, the Board considered the value of charitable contributions made by the Company to an organization with which Ms. Bedient is affiliated in a non-fiduciary capacity as a member of its advisory board. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board affirmatively determined that the matters did not represent material relationships with the Company because the amounts of the contributions were immaterial with respect to the Company’s and the outside organization’s annual revenues.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.
2.

Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.

Neither the director nor any immediate family member is a current partner of the Company’s independent accountant’s firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.

4.

Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.

5.

The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home.

The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules. Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Ms. Bedient and Mr. Yeaman are audit committee financial experts as defined in SEC rules.

The independence standards for members of the Compensation and Leadership Development Committee provide that, in addition to the foregoing standards that apply to directors generally, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Leadership Development Committee, including the source of compensation of such director and whether such director is affiliated with the Company or any of its subsidiaries or affiliates. Each member of the Company’s Compensation and Leadership Development Committee meets this additional independence requirement in the corporate governance listing standards of the NYSE related to compensation committees.

Director Nomination Policy

Identification of Candidates

1.	Internal Process for Identifying Candidates

The Governance, Nominating and Corporate Responsibility Committee (referred to in this section as the Nominating Committee) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below):

•

On a periodic basis, by soliciting ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research.

•

From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Nominating Committee and to undertake such other duties as the Nominating Committee may direct.

This process has routinely resulted in the identification of candidates with diverse qualifications, backgrounds, geography, ethnicity, gender and age who have been re-elected by the majority of stockholders each year.

2.	Candidates Proposed by Stockholders

Stockholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Stockholders below). Stockholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Company’s Bylaws and as generally described below under General Nomination Right of All Stockholders.  For more information, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers section of this Proxy Statement including the deadlines applicable to the submission of director nominations for next year’s annual meeting of stockholders.

Stockholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Stockholders.

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested stockholder upon request. The Company’s Bylaws are also available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

a.	Proxy Access Right of Stockholders

In December 2015, the Board amended the Company’s Bylaws to provide a “proxy access” right to stockholders.  The Company’s proxy access bylaw is consistent with the prevailing market practice and satisfies the majority of stockholders. Under this proxy access right, a stockholder or a group of up to 20 stockholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for election as a director of the Company at an annual meeting of stockholders and inclusion in the Company’s proxy materials.  This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Company’s Bylaws.  The provisions generally require that written notice of a stockholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting.  Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Company’s Bylaws.

b.	General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Company’s Bylaws. The provisions generally require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a stockholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws

c.	Consideration of Director Candidates Recommended by Stockholders

The Nominating Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the Qualified Stockholder).

The Nominating Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the procedures described below.

Qualified Stockholders may propose a candidate for evaluation by the Nominating Committee by delivering a written notice to the Nominating Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.  No such notice was received in connection with the Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating stockholder), as determined by the Nominating Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o

Proof of stock ownership (including the required holding period) of the stockholder or group of stockholders is required. The Nominating Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Nominating Committee deems reasonable to evidence the required ownership percentage and holding period.

o

A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.

o	The name or names of each stockholder submitting the Notice, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified is required.
o

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”) shall be provided.

o

Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills established by the Nominating Committee shall be provided. The Notice must also include a written statement that the stockholder submitting the Notice and the candidate will make available to the Committee all information reasonably requested in furtherance of the Nominating Committee’s evaluation of the candidate.

o

Regarding the stockholder submitting the Notice, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.

o	The signature of each candidate and of each stockholder submitting the Notice is required.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Board Chair and to the Chair of the Nominating Committee.

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Nominating Committee, the Chair of the Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations with any Qualified Stockholder who made a director candidate recommendation.

The Nominating Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Nominating Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Evaluation of Candidates

As to each recommended candidate that the Nominating Committee believes merits consideration, the Nominating Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Nominating Committee will then (i) determine if the candidate satisfies the qualifications set forth under Policy on Minimum Qualifications for All Directors below; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Nominating Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Nominating Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Nominating Committee considers, among other things, the prospective nominee’s relevant experience, intelligence, independence, commitment, ability to work with the CEO and within the Board culture, prominence, diversity, and age. The Nominating Committee may also consider a nominee’s CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, digital marketing, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Nominating Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Board diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other factors. The consideration of diversity permeates all discussions at the Nominating Committee. In addition, on an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix and diversity of board members is appropriate for the Company.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was, (i) one of the directors or executive officers or a nominee to become a director, or (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under the policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved in these transactions are below the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction. Since January 1, 2021, the Company has not participated in, nor is there currently planned, any transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a).

2021 Director Compensation

The following table presents information regarding the compensation paid for 2021 to members of the Board of Directors who were not also the Company’s employees (non-employee directors). The compensation paid to Mr. Tilden and Mr. Minicucci for 2021 is presented in the Summary Compensation Table and the related explanatory tables. Mr. Tilden and Mr. Minicucci did not receive additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Patricia M. Bedient	122,515	104,985	783	228,283
James A. Beer	95,015	104,985	3,212	203,212
Raymond L. Conner	100,015	104,985	1,029	206,029
Daniel K. Elwell (4)	102,025	134,285	1,515	237,825
Dhiren R. Fonseca	80,015	104,985	10,240	195,240
Kathleen T. Hogan	80,015	104,985	7,575	192,575
Jessie K. Knight, Jr.	80,015	104,985	545	185,545
Susan J. Li	80,015	104,985	1,029	186,029
Adrienne R. Lofton (5)	45,196	59,214	545	104,955
Helvi K. Sandvik	95,015	104,985	295	200,295
J. Kenneth Thompson	80,015	104,985	10,240	195,240
Eric K. Yeaman	105,015	104,985	8,069	218,069

(1)

The Board had previously approved certain increases prior to the onset of the COVID-19 global pandemic that they had rescinded due to the financial impact of the pandemic on the Company.  Following a market review completed by the Compensation and Leadership Development Committee’s independent consultant in early 2021, the Board reinstated increases in annual stock retainers to $105,000 and annual cash retainers to $80,000, effective May 6, 2021.  The purpose of the increase was to maintain market competitiveness.  In addition, the compensation for non-employee directors included the following:

•	An annual retainer of $27,500 for the Lead Independent Director; and
•

An annual retainer of $25,000 to the Audit Committee chair, $20,000 to the Compensation and Leadership Development chair, and $15,000 each to the Governance Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee chairs.

(2)

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors each board member may elect in the prior year to receive his or her annual stock retainer in the form of fully vested shares at the time of grant or to defer payment of all or a portion of the award until his or her termination of service on the Board. If no election is made the year prior to payment, the director is issued fully vested shares.

In May 2021, Mr. Beer, Ms. Hogan, Mr. Knight, Ms. Li and Ms. Sandvik were each granted 1,566 deferred stock units (DSUs), based on their 2020 elections to defer their 2021 stock retainers. Ms. Bedient, Mr. Conner, Mr. Elwell, Mr. Fonseca, Mr. Thompson, and Mr. Yeaman were each issued 1,566 shares of Alaska Air Group common stock. Mr. Elwell was issued a prorated stock retainer of 525 common shares upon his appointment to the Board in January 2021.  Ms. Lofton was issued a prorated stock retainer of 1,025 common shares upon her appointment to the Board in October 2021.  See discussion of these awards in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2021 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

The non-employee directors do not hold any outstanding stock options. They also do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Non-employee directors do not receive pension benefits for their service.

(3)

As part of each director’s compensation, the non-employee director and the non-employee director’s spouse and eligible dependents are provided transportation on Alaska Airlines, and Horizon Air. Included in the “All Other Compensation” column for each non-employee director is cost for providing this travel to each individual director. Positive-space travel is a benefit unique to the airline industry. By providing this travel to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to experience and engage with Alaska Airlines and Horizon Air products and services. The “All Other

Compensation” column also includes the value of reimbursements for taxes on the transportation benefits provided to each director.
(4)	Mr. Elwell received a prorated cash and stock retainer upon his appointment to the Board in January 2021.
(5)	Ms. Lofton received a prorated cash and stock retainer upon her appointment to the Board in October 2021.

Director Stock Ownership Policy

The Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least six times the director’s annual cash retainer, such ownership to be achieved within six years of joining the Board. Deferred stock units held by directors, which are 100% vested at grant, will count toward the holding requirement even though they will not be issued until the director resigns from the Board.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2:  Approval (on an Advisory Basis) of the Compensation

of the Company’s Named Executive Officers

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (NEOs) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For the NEOs, who are primarily responsible for the overall execution of the Company’s strategy, a high percentage of total direct compensation (meaning base salary, actual short-term incentive pay plus the grant date fair value of equity awards as determined for accounting purposes) is variable and tied to the success of the Company. The Company’s strategic goals are reflected in our incentive-based executive compensation programs so that the interests of executives are aligned with stockholder interests. Executive compensation is further structured to be internally equitable, to reward executives for responding successfully to business challenges facing the Company, and to drive high performance, and to take into consideration the Company’s size relative to the rest of the industry.

The CD&A section of this Proxy Statement describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee (referred to in this section as the Committee) during 2021. We also discuss the impacts on compensation as a result of the Company taking measures it determined were necessary to preserve the financial stability of the Company for shareholders, employees and the communities during the COVID-19 pandemic.

Our 2021 executive compensation program includes three core elements:

Base Salary

In February 2021, the Committee set base salary for Mr. Minicucci at or about the 25th percentile of the airline peer group identified in the CD&A in connection with his appointment to CEO effective March 31, 2021.  The Committee set base salaries for the other NEOs at or about the 50th percentile of corresponding positions in the same peer group.

Annual Incentive Pay

The NEOs are eligible to earn annual incentive pay under our Performance Based Pay (PBP) Plan, in which all employees participate with the same performance goals.  The PBP Plan is intended to motivate all participants to achieve specified Company goals.  For 2021, the plan focused on five key areas: protecting the personal health and safety of our employees and guests through the COVID-19 pandemic, generating positive cash flow from our operations, running a highly efficient and productive airline, reducing our carbon emissions and returning to profitability.

Refer to the CD&A for more detailed information on the structure and payout of the PBP.

Long-term Incentive Pay

Equity-based incentive awards that link executive pay to stockholder value generation are an important element of the Company’s executive compensation program and comprise the largest portion of pay for our NEOs. Long-term equity incentives that vest over three- or four-year periods are awarded annually, including performance stock units (PSUs), stock options and restricted stock units (RSUs).  Consistent with the equity mix granted in prior years, the NEOs’ 2021 equity grant was allocated approximately 50% to PSUs and approximately 25% to each of stock options and RSUs (based on the grant date fair value of the awards). The Committee typically grants equity awards annually which results in overlapping vesting periods that discourage short-term risk taking and align NEOs long-term interests with those of stockholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In general, the Committee sets target annual incentive pay and annual equity grants at levels intended to provide executives an opportunity to achieve total direct compensation at the 50th percentile of the target total direct compensation for comparable positions with the peer companies if the annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

Annual Advisory Say-on-Pay Proposal

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the NEOs is advisory only and will not be binding on the Company or the Board, nor will it be construed as overruling a decision by the Company or the Board or as creating or implying any additional fiduciary duty for the Company or the Board. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. Consistent with the results of an advisory vote at the Company’s 2017 annual meeting concerning the frequency of the advisory vote regarding the compensation paid to the NEOs, stockholders are given an opportunity to cast an advisory vote on NEOs annually, with the next opportunity expected to be in connection with the Company’s annual meeting in 2023.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

This CD&A contains a discussion of the material elements of compensation earned by, or awarded to our named executive officers (NEOs) during 2021:

Benito Minicucci, chief executive officer (CEO) and president of Alaska Air Group and Alaska Airlines since March 31, 2021, previously president of Alaska Airlines;

Shane R. Tackett, executive vice president finance and chief financial officer (CFO) of Alaska Air Group and Alaska Airlines;

Andrew R. Harrison, executive vice president and chief commercial officer (CCO) of Alaska Airlines;

Constance E. von Muehlen, executive vice president and chief operating officer (COO) of Alaska Airlines since April 3, 2021;

Andrea L. Schneider, senior vice president of people of Alaska Airlines; and

Bradley D. Tilden, executive chairman of the board, former CEO and president of Alaska Air Group, succeeded by Mr. Minicucci on March 31, 2021.

Consideration of Say-on-Pay Advisory Vote

Stockholders have an opportunity annually to cast an advisory vote in connection with our executive compensation program.  At the 2021 annual meeting, 93% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2020 compensation. The Committee believes that this voting result indicates that stockholders approve of the structure of executive compensation at Alaska Air Group.

Overview

The airline industry was especially hard hit by the pandemic, and recovery has been slow and volatile.  A strong, engaged executive leadership team was crucial to the Company’s ability to respond effectively to these new challenges and will remain critical as we position the Company for future success.  Although our compensation philosophy remains conservative and focused on shareholder value creation, the Committee recognizes and takes into account several other dynamics that influence our executive compensation program.

Financial support under the U.S. Coronavirus Aid, Recovery and Economic Support (CARES) Act was welcomed relief.  As a condition of the CARES Act, executive compensation has capped our leaders at 2019 compensation levels until April 1, 2023.  These limitations prevent the Company from fully rewarding executives for our relative out-performance of our peers amidst the challenges of 2021 and from recognizing promotions or increased job scope.  We highlight these impacts below.  It is our goal to engage high-performing executives and secure their leadership for the duration of the CARES Act restrictions. We operate in a highly competitive executive labor market on the West Coast where we must compete with companies outside of the commercial industry.

Environment, Social and Governance (ESG) initiatives play a prominent role in our compensation programs, with our broad-based short-term incentive pay plan including carbon emission reduction goals for the second year.  Our performance stock unit awards include a diversity, equity and inclusion metric that incentivizes executives to advance these goals.

Philosophy and Objectives of the Company’s Executive Compensation Program

The philosophy of the Company’s executive compensation program in 2021 was consistent with that of prior years: to be conservative stewards of stockholder resources while compensating executives appropriately and competitively and driving superior performance relative to other airlines in North America.  Because the NEOs are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their total direct compensation, 86% for the CEO and 80% for the other NEOs, is variable and tied to Company performance, thereby providing incentives to achieve goals to help create value for stockholders.

The fundamental objectives of the executive compensation program are:

•

to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group as there is substantial competition for talent in our key geographies and despite the challenge of on-going CARES Act compensation restrictions;

•	to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets set in the PBP Plan and the Company’s strategic plan;
•

to align the interests of executives and stockholders by tying a large portion of executives’ total direct compensation (meaning base salary, actual short-term incentive pay and the grant date fair value of equity awards) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure, ESG and guest satisfaction; and

•

to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company emerge from unprecedented challenges, remain competitive and thrive for the long term.

2021 Business Highlights

Our full year 2021 results reflect a disciplined focus on cost management and a measured approach to bringing back capacity in recovery. In addition to delivering profitability in the second half of the year, Alaska's financial performance enabled the company to restore its debt-to-capitalization ratio to pre-pandemic levels in the fourth quarter, priming the airlines for profitable growth in 2022.

Financial Results:

•	Reported net income for the full year 2021 under Generally Accepted Accounting Principles (GAAP) of $478 million, or $3.77 per diluted share.
•

Paid $151 million of incentive pay for the full year 2021 earned by employees for meeting or exceeding cash flow, cost management, and safety goals, representing approximately three weeks’ pay for most employees.

•	Reported a debt-to-capitalization ratio of 49%, a reduction of 12 points from December 31, 2020, and the lowest level since the first quarter of 2020.
•	For the full year, generated $138 million in operating cash flows, net of Payroll Support Program grant funds received.
•	Repaid $1.3 billion in debt in 2021.
•	Held $3.1 billion in unrestricted cash and marketable securities as of December 31, 2021.
•	Made a $100 million voluntary contribution to the defined benefit plan for Alaska's pilots in the third quarter, boosting estimated combined funded status of all defined benefit plans to 94%.

Operational Updates and Milestones:

•	Announced nonstop service between Seattle-Tacoma International Airport and Miami, marking the 100th nonstop destination from Alaska's Seattle hub.
•

Expanded oneworld partnership with new West Coast international flights between Portland and London Heathrow on British Airways and between Seattle and Helsinki on Finnair. Expanded service will provide Alaska's guests more than 100 nonstop flights on oneworld partners from the West Coast to Europe by summer 2022.

•	Launched new MVP Gold 100k tier for Mileage Plan members, providing enhanced benefits for those traveling 100,000 miles or more in one year.
•	Named the safest U.S. airline by AirlineRatings.com in their annual Top 20 Safest Airline Report.
•	Began nonstop service to Belize from Seattle and Los Angeles in November, marking the fourth country Alaska flies to from its West Coast hubs.

•	Exercised options for 25 Boeing 737MAX aircraft slated for delivery in 2023 and 2024, and added options for an additional 25 deliveries.
•	Ratified amended wage agreement for Horizon Air pilots, represented by the International Brotherhood of Teamsters.
•	Continued to exceed internal metrics for guest satisfaction, highlighting our commitment to providing our guests a smooth and safe experience throughout their journey.

ESG Updates:

•	Published 2020 LIFT Sustainability Report including final data on our 2020 sustainability goals and Sustainable Accounting Standards Board disclosure, and shared new 2025 goals related to ESG.
•	Announced specific commitments for diversity, equity, and inclusion to increase diverse leadership representation, cultivate an inclusive culture, and to continue supporting education.
•

Revealed "Our Commitment" aircraft in partnership with long-time partner UNCF, a symbol of the airline's commitments to increase diverse representation in our leadership, advance education as a critical component of equity, and to make Alaska Airlines a place where everyone feels they belong.

•

Set a course for net-zero carbon emissions by 2040, with 2025 milestone goals to be the most fuel-efficient U.S. airline, maintain carbon neutral growth, and cut ground service equipment climate emissions by 50%. As part of the net-zero commitment, joined The Climate Pledge alongside Amazon and other major businesses.

•	Announced collaboration with ZeroAvia to begin development on a hydrogen-electric powertrain engine capable of flying regional aircraft in excess of 500 nautical miles.
•	Announced formation of Alaska Star Ventures, an entity created to identify and further technologies that accelerate Alaska Airlines' path to net zero carbon emissions.
•

Announced a memorandum of understanding with SkyNRG focused on increasing the supply and production of sustainable aviation fuel from municipal solid waste and other waste streams, especially in the western United States.

•

First airline to implement network optimization software, Flyways, using artificial intelligence and machine learning to optimize air traffic and enable more fuel-efficient flight paths for aggregate savings of fuel, carbon emissions and time.

•

Expanded inflight sustainability efforts by trading plastic water bottles and cups for Boxed Water Is Better® plant-based cartons and recyclable paper cups. This change will eliminate an estimated 1.8 million pounds of single-use plastics over the next year.

•	Supported the Afghan Humanitarian Airlift Mission and the U.S. military by operating Civil Reserve Air Fleet flights in the evacuation of individuals and families from Afghanistan.
•

Awarded $260,000 in LIFT Grants to 25 nonprofits focused on a clear vision to provide the next generation of leaders with the knowledge, skills and providing pathways for success through the Alaska Airlines Foundation.

2021 Executive Transitions and Compensation Actions:

Mr. Minicucci assumed the role of CEO and president of Alaska Air Group upon Mr. Tilden’s retirement on March 31, 2021 and Ms. von Muehlen assumed the role of executive vice president and COO of Alaska Airlines on April 3, 2021.

To implement the executive compensation program for 2021, the Committee took the following steps in February 2021:

•

Effective with his appointment as CEO on March 31, 2021, approved target total direct compensation for Mr. Minicucci that is 86% performance-based through a combination of operational, financial and stock price performance. For the other NEOs, the Committee approved target total direct compensation that is, on average, 80% performance-based, as defined by a combination of operational, financial and stock price performance. (See the Total Direct Compensation section below.) Both our short-term and long-term incentive programs contain performance-based goals that we believe contribute to the long-term success of the Company.

•

Established 2021 performance goals and participation rates for the PBP Plan.  The goals under this plan include metrics around safety, carbon emissions reduction, productivity, profitability and cash flow. All employees of Alaska Airlines and Horizon Air participate in the same annual incentive pay plan.  The NEOs have target participation rates ranging from 65% to 130% of their base salary.

•

Approved annual long-term incentive equity awards to NEOs.  The grant consisted of a combination of stock options, service-based RSU awards, and PSU awards that vest only if specified performance levels of relative total shareholder return (TSR) and diversity, equity and inclusion metrics are achieved.

Consistent with the equity mix granted in prior years, 50% of the total award value was in PSUs, 25% in stock options and 25% in RSUs.  As discussed in the 2020 proxy, due to the unprecedented financial impacts of COVID-19, unvested PSU awards granted in 2018, 2019 and 2020 that were based on achievement of certain return-on-invested-capital (ROIC) targets were deemed unlikely to vest and therefore reduced to $0 value in accordance with GAAP.  Due to the continued financial impacts of the pandemic, the Committee reevaluated the performance metrics for the PSUs granted in 2021 to put more emphasis on relative TSR performance versus airline peers and introduced ESG metrics.  The PSUs have a three-year performance period and, for the 2021 grants, 80% of the award vests based on the Company’s TSR relative to an airline industry peer group (identified below under Long-Term Equity-Based Incentive Compensation) and 20% based on achievement of racial equity goals at the senior leadership level.  We believe these awards align executives’ incentives with the creation of long-term value for stockholders.

On February 11, 2022, Mr. Tilden announced his decision to retire as chairman of the board effective after the Annual Meeting on May 5, 2022. He will be succeeded by Ms. Bedient who will serve as a non-executive Board Chair.

COVID-19 and CARES Act Impacts

When the pandemic began in 2020, the Committee took immediate steps to aid the Company’s cash preservation goals by rescinding Board, CEO and other executive compensation increases and further reducing base pay for up to six months for some executives. Alaska Airlines and Horizon Air received government aid and loan under the CARES Act.  Due to the continued focus on cost control and cash preservation, the Company repaid the CARES Act loan in full on June 3, 2021.

The CARES Act disallows the Company from paying most of its executives more than their 2019 compensation, regardless of changes to their responsibility or job scope, through April 1, 2023. The pandemic disproportionately affected the airline industry and, while federal government relief in the form of payroll support grants and loans was a critical and appreciated source of support, the CARES Act restrictions have prevented the Company from offering increased compensation to reward the executives charged with leading the Company through an unprecedented crisis and returning it to profitability and long-term success. In order to comply with the CARES Act restrictions, the Company has had to clawback equity awards from many of these same executives in 2020, 2021 and 2022 because the grant date value of these awards, together with the executive’s other compensation, has exceeded the executives 2019 compensation cap.

By capping executive compensation at 2019 levels regardless of other circumstances, the CARES Act has prevented the Committee from recognizing the heightened responsibilities of the named executive officers who were promoted during or just before the pandemic emerged.  Since 2020 most of the named executive officers have been performing larger, more responsible jobs, but at compensation levels associated with their prior roles. For example:

•

Mr. Minicucci was promoted to CEO as part of a long-planned succession process on March 31, 2021.  His total compensation in 2021 was approximately 10% less than the compensation he received in 2019 as Alaska’s President.  The Company has recouped $1.9 million in unvested equity awards (based on grant date value) from Mr. Minicucci in 2021.

•

Mr. Tackett was promoted to CFO on March 3, 2020, before the pandemic hit.  His total compensation in 2021 was less than the compensation he received as Alaska’s Executive Vice President of Planning & Strategy.  The Company has recouped $1.05 million in unvested equity awards (based on grant date value) from Mr. Tackett in 2021.

•

Ms. von Muehlen was promoted to COO on April 3, 2021.  Her total compensation, taking into account unvested recoupment of equity in 2021 was less than the compensation she received as Alaska’s Senior Vice President of Maintenance & Engineering.  Her maximum compensation is 46% of her predecessor’s because the CARES Act limitations disallowed us from observing federal gender pay equity standards.  The Company has recouped $1.05 million in unvested equity awards (based on grant date value) from Ms. von Muehlen in 2021.

•

Ms. Schneider was promoted to Senior Vice President of People on June 5, 2019, before the pandemic hit.  Her total compensation in 2021 was also less than the compensation she received following her promotion.  The Company has recouped $368,899 in unvested equity awards (based on grant date value) from Ms. Schneider in 2021.

For illustrative purposes, a reconciliation of the Total Compensation from the Summary Compensation Table to the value received after the clawback of equity granted is presented below.

Impact of Equity Award Clawbacks in 2021

Named Executive Officer	Grant Award Year	Total Compensation from Summary Compensation Table ($)	Value of Stock Awards Clawed Back ($)	Total Compensation After Reduction for Equity Clawback ($)	No. of Stock Awards Clawed Back (1) (#)
Benito Minicucci	2021	5,130,162	(1,918,360)	3,211,802	25,930
	2020	5,285,135	—	5,285,135	—
	Total		(1,918,360)		25,930
Shane Tackett	2021	3,043,701	(1,054,579)	1,989,122	14,205
	2020	2,941,393	—	2,941,393	—
	Total		(1,054,579)		14,205
Andrew Harrison	2021	3,004,088	(469,197)	2,534,891	6,320
	2020	2,830,772	—	2,830,772	—
	Total		(469,197)		6,320
Constance von Muehlen (2)	2021	2,016,913	(895,114)	1,121,799	12,320
	2020	N/A	(155,844)	N/A	2,302
	Total		(1,050,958)		14,622
Andrea Schneider (2)	2021	1,705,881	(368,899)	1,336,982	4,969
	2020	N/A	—	N/A	—
	Total		(368,899)		4,969
Bradley Tilden	2021	873,333	—	873,333	—
	2020	6,077,957	—	6,077,957	—
	Total		—		—

(1)	All of the awards clawed back were granted in 2020 or 2021.
(2)	Ms. Von Muehlen and Ms. Schneider were not NEOs prior to 2021; therefore, only 2021 summary compensation table information is included.

In an intensely competitive market for top talent, the Committee is closely focused on keeping executives engaged and confident in the value proposition of remaining employed with the Company for the duration of the CARES Act restrictions and beyond.

The Committee has recognized that the leadership team continues to demonstrate strength and resilience throughout the crisis, which ultimately translates to preserving shareholder value. In consultation with its independent advisors, the Committee intends to make it a priority to determine the best method to address executives’ lost compensation when the CARES Act restrictions are lifted.

Compensation Setting Philosophy

In 2021, the Committee continued to target the CEO’s base salary at or about the 25th percentile of the CEOs of the Company’s airline peer group identified below. The Committee may decide to set the CEO’s salary above or below the 25th percentile after considering other relevant factors. The CEO’s compensation arrangements are generally structured so that he or she has the opportunity to earn total direct compensation up to approximately the 50th percentile of the target total direct compensation of peer companies’ chief executive officers if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other NEOs, the Committee generally targets base salary at or about the 50th percentile of base salaries for comparable positions with the airline peers and provides executives an opportunity to achieve total direct compensation at the 50th percentile of the target total direct compensation for comparable positions with the peer companies if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

While the Committee generally sets executive pay at the levels indicated above, it may also consider other factors, such as Company performance, individual performance, tenure, retention goals, succession considerations, and internal equity, in determining the compensation levels for executives from year to year.

How Executive Compensation is Determined

The Committee’s Role. The Committee determines and approves the compensation of NEOs, taking into account the CEO’s recommendations for all NEOs excluding himself.  The Committee determines the CEO’s compensation with the assistance of its independent compensation consultant.

Independent Consultants. The Committee has retained Meridian Compensation Partners, LLC (Meridian) to assist the Committee with its responsibilities related to the Company’s executive and board of directors’ compensation programs. The Committee considered the following facts in assessing Meridian’s independence as an advisor:

•

Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.

•	The amount of fees paid by the Company during the 12-month period ended December 31, 2021 represents less than one percent of Meridian’s total annual revenues for the 2021 calendar year.
•	Meridian maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•	No Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

Based on its review, the Committee has determined that no conflicts of interest exist between the Company and Meridian (or any individuals working on the Company’s account on Meridian’s behalf).

How the Elements of the Company’s Executive Compensation Program Were Selected

The Committee conducts periodic reviews of the Company’s executive compensation program to assess its alignment with the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness, sustainability, diversity, equity and inclusion and teamwork by key employees whose performance and responsibilities directly affect the performance of the business. The Committee uses both fixed compensation (i.e. base salary) and variable performance-based compensation to achieve a program that we believe is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified executives and, in the case of salary and benefits, are generally paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of stockholders by:

•	using several different financial, ESG and operational metrics that are directly tied to the Company’s strategy;
•	setting financial, ESG and operational goals that are reviewed and approved by the Committee, all members of which the Board has determined to be independent;
•	overlapping the performance periods of awards;
•	incorporating short-term and long-term performance periods of varying lengths;
•	maintaining and monitoring compliance with executive stock ownership requirements;
•	capping the payout of short-term cash incentives and PSUs;
•	allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•	referencing market compensation practices of the airline industry;
•	maintaining a recoupment policy that allows the Committee to recover compensation in certain situations;
•	considering internal equity among Company executives; and
•	reflecting the current business challenges and opportunities facing the Company.

The Company does not believe that its compensation programs encourage unnecessary risk-taking that could have a material adverse effect on the Company as a whole.

Executive Pay Mix and the Emphasis on Variable Pay

The Committee believes that emphasis on variable, performance-based compensation for the NEOs is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward.

Total direct compensation for the Company’s NEOs is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2021, the Committee approved target-level total direct compensation for Mr. Minicucci that is 86% performance-based and/or tied to stockholder value creation. With respect to the other NEOs, the Committee approved target total direct compensation that is on average 80% performance-based upon the achievement of operational and financial performance measures.

Total Direct Compensation

The Use of Benchmarking Against a Peer Group

The Committee reviews and analyzes total direct compensation for the NEOs annually against the compensation provided by a peer group of airline companies to executives in similar positions. In analyzing the information for 2021, the Committee reviewed the target total direct compensation for executives of a peer group of airlines as identified below.

The following companies represent the airline peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2021 (the same peer group as used to evaluate 2020 compensation):

•	Air Canada
•	American Airlines Group
•	Delta Air Lines
•	Hawaiian Holdings
•	JetBlue Airways
•	SkyWest
•	Southwest Airlines
•	Spirit Airlines
•	United Airlines Holdings

The Committee chose to include the companies named above in its peer group for the following reasons:

•	they represent a group of sufficient size to present a reasonable indicator of executive compensation levels;
•	they are in the airline industry and their businesses are similar to the Company’s business and the environment in which they compete;
•	the median annual revenue of this group approximates the Company’s historical annual revenue with ranges for airlines and pandemic recovery; and
•	the Company competes with these peer companies for talent to fill certain key, industry-related executive positions.

In the aggregate, 2021 target total cash compensation and target total direct compensation for executive vice president NEOs was approximately the 50th percentiles for comparable positions at companies in the airline peer group. Ms. Schneider’s target total cash compensation and target total direct compensation was approximately the 40th percentile compared to comparable positions within a general peer set.  For our CEO, target total cash compensation was below the 25th percentile and target total direct compensation was set at approximately the 40th percentile for chief executive officers within the airline peer group.

In setting 2021 executive compensation, the Committee also reviewed data for 19 companies in the broader transportation industry having median annual revenue similar to the Company’s annual revenues as an additional reference point to assess the Company’s executive compensation program. The companies in this transportation industry peer group include: Air Canada, AMERCO, Avis Budget Group, CH Robinson Worldwide Inc., Expedia Group, Inc., Expeditors International of Washington, Inc., Hub Group, Inc., Hilton Worldwide Holdings, Inc., JB Hunt Transport Services, Inc., JetBlue Airways Corporation, Landstar System, Inc., Marriott International, Inc., Norfolk Southern Corporation, Norwegian Cruise Line Holdings Ltd., Royal Caribbean Cruises Ltd., Ryder System, Inc., Knight-Swift Transportation Holdings, Inc., Wyndham Destinations, Inc., and XPO Logistics, Inc. The peer group listed above is consistent with the 2020 transportation peer group, with the exception of Hertz Global Holdings who filed for bankruptcy and Union Pacific Corporation due to an increase in their market capitalized.

In the aggregate, target total cash compensation for the NEOs fell below the median for comparable positions at companies in the transportation industry peer group, and target total direct compensation was between approximately the 25th and 50th percentiles. For our CEO, target total cash compensation and target total direct compensation fell below the 25th percentile for chief executive officers within the transportation industry peer group.

The Application of Internal Equity Considerations

In addition to benchmarking against airline and transportation industry peer groups, the Committee believes it is appropriate to consider other principles of compensation, and not accept benchmarking data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, including internal equity, when determining executive compensation. By also considering internal equity, the Committee can structure executive compensation in a way that ensures appropriate compensation in light of atypical internal or external pressures or compensation considerations.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the NEOs. Base salaries, incentive plan payments, equity awards, option exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and people departments. The Committee uses the compensation tally sheets to help verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

In determining executives’ base salary levels, the Committee assesses each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In February 2021, the Committee approved a base salary of $580,000 for Mr. Minicucci effective with his promotion to CEO on March 31, 2021, which was below the 25th percentile of salaries for CEOs in the airline peer group originally approved in 2020 before industry wide pay reductions were implemented due to the COVID-19 pandemic.

CEO Base Salary Comparisons (1)

(1)	Amounts are based on the most recent compensation data available as of October 28, 2021. In most cases, this is the base salary as reported in the respective company’s FY2020 proxy statement.
(2)	Base salary is converted from Canadian Dollars to US Dollars using an exchange rate of 0.81 (which was the rate in effect on October 28, 2021).
(3)	The CEO does not receive a base salary; direct compensation is provided in the form of long-term equity incentives.

In February 2021, the Committee also approved base salaries for the other NEOs as follows: Mr. Tackett -- $510,000; Mr. Harrison -- $490,000 Ms. Schneider - $401,000; and Mr. Tilden -- $200,000 (effective as of March 31, 2021).  Effective with her promotion to executive vice president and chief operating officer on April 3, 2021, the Committee approved a base salary of $400,000 for Ms. von Muehlen.

PBP Short-Term Incentive Pay Plan

The Company’s NEOs are eligible to earn annual incentive pay under the PBP Plan, in which all eligible company employees participated in 2021. The PBP Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target performance level for each operational, ESG or financial goal (outlined in the 2021 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

Target payout opportunities are established for each NEO as a percentage of base salary.  These percentages are approved by the Committee after considering market data, performance, tenure, and internal pay parity, among other factors as it deems appropriate.

For the NEOs, the 2021 target participation levels were as follows:

2021 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary
Benito Minicucci (1)	130%
Shane Tackett	85%
Andrew Harrison	85%
Constance von Muehlen	85%
Andrea Schneider	65%
Bradley Tilden (2)	140%

(1)	Mr. Minicucci’s participation rate was increased from 110% to 130% in light of his election to CEO effective March 31, 2021.
(2)

Mr. Tilden retired as CEO on March 31, 2021 and ceased participation in the PBP Plan on that date.  Prior to retirement his participation rate for 2021 was 140% (which applied only to his base salary through March 31, 2021).

Incentive award payments under the PBP Plan range from 0% to 200% of the NEO’s target based on the achievement of performance goals set by the Committee at the beginning of each year.  For each performance metric, performance at the target level will generally result in a 100% payout of the target amount for that metric, while the payout percentage would be 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to adjust bonus amounts that would otherwise be paid.

The long-term success of the Company is highly dependent on running a safe, sustainable and reliable operation, meeting or exceeding the expectations of guests, keeping unit costs in check, and generating financial returns well above our cost of capital. Each of these key strategic objectives is reflected in the goals of the PBP Plan.

Due to the environment of uncertain demand resulting from the COVID-19 pandemic, the Committee determined to shift the PBP financial metric from profitability to adjusted cash flow from operations, which was considered a more controllable measure of success in 2021 than pure profitability.

For 2021, the PBP Plan metrics for Alaska Airlines employees were set as follows:

2021 Performance-Based Pay Metrics

Goal	Weight	Threshold	Target	Maximum
Safety
Employee Safety	5%	71%	73%	78%
Based on quarterly average results of employee surveys.
Guest Safety	5%	88%	92%	95%
Based on the annual average of Alaska Listens survey responses of good, very good and excellent for 2021.
Environmental, Social and Governance (ESG)	10%	.262 lbs/ASM	.257 lbs/ASM	.252 lbs/ASM
Based on Alaska and Horizon Air aircraft carbon dioxide emissions in pounds per available seat mile (ASM).
Adjusted Cash Flow from Operations (1)	45%	$0	$300 million	$750 million
Based on Alaska and Horizon Air combined adjusted cash flow from operations.
Productivity	10%	133 PAX/FTE	136 PAX/FTE	140 PAX/FTE
Based on the annual average of passenger (PAX) per full-time equivalent (FTE), including FTES at Alaska Airlines, Horizon Air and McGee Air Services.

Profitability (2)	25%	5%	10%	15%
Based on the Adjusted Pretax Profit percentage of Alaska Air Group, Inc.

(1)

Adjusted Cash Flow from Operations calculations exclude the following from Operating Cash Flows under GAAP: any changes during 2021 in the air traffic liability on the consolidated balance sheets as reported; any discretionary pension funding contributions made in 2021; any cash federal or state income tax refunds received or federal or state income taxes paid; and any proceeds from the third (or subsequent) round of payroll support program funding under the CARES Act.

(2)

“Adjusted Pretax Profit” means the net income of Alaska Air Group as computed under GAAP, adjusted for Excluded Items and Alternative Accounting Treatments and for fuel expense variances from budget greater than $100 million resulting from jet fuel price volatility.  “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) performance-based pay, operational performance rewards, or similar such programs as determined in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the PBP Plan.  These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, significant curtailment gains or losses from retirement plans, the impact of changes in accounting principle, government refunds or assistance and cumulative effect of accounting changes.  “Alternative Account Treatments” means expense or income items that, for purposes of calculating Adjusted Pretax Profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the  Committee, using GAAP accounting methods would not appropriately serve the goals of the PBP Plan.  These may include, without limitation, fuel hedge accounting on an “as settled” basis.

As noted above, the PBP target financial, operational and sustainability goals are generally consistent with the strategic plan that is approved by the Board. Maximum goals correlate to superior performance, while threshold goals generally correlate to what the Committee believes is an acceptable, but minimal, level of performance as compared to the prior year.

The Committee believes the use of a safety metric in the PBP reflects the Company’s unwavering commitment to safety and reinforces its message that every employee ‘owns safety’. The goals for 2021 were focused on protecting the personal health and safety of our employees and guests through the COVID-19 pandemic.

The Committee added a carbon dioxide emission per available seat mile as a PBP metric for 2021 to drive operational enhancements focused on reducing carbon emissions to assist in achieving the Company’s 2025 ESG goals of being the most fuel-efficient domestic airline, obtaining carbon neutral growth through 2021 and be net zero in our carbon footprint by 2040.  Refer to the Company’s LIFT Sustainability report for additional information.

The Committee believes that using adjusted non-GAAP measures, as defined in the footnotes to the 2021 Performance-Based Pay Metrics table above, such as adjusted cash flow from operations and adjusted pre-tax profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward.  In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), we believe the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

The focus on productivity measured by the annual average of passenger per full-time equivalent was a key cost management tool as the Company continues its financial recovery resulting from the COVID-19 pandemic.

2021 PBP Pay Calculation (1)

PBP Metrics	Actual	% of Target Achieved	Weight	Payout %

Profit	(5.4)%	—%	25.0%	—%
Adjusted Cash Flow from Operations	$657 million	179.0%	45.0%	80.6%
Safety
Employee Safety	73.0%	89.0%	5.0%	4.5%
Guest Safety	94.0%	170.0%	5.0%	8.5%
Productivity	139.0	185.0%	10.0%	18.5%
Sustainability - Carbon Emissions	0.256	124.0%	10.0%	12.4%
Total PBP Payout %				124.5%
Participation Rate			x	85.0%
Total Payout as a % of Base Salary			=	105.8%

(1)	Based on the results that apply to an Alaska Airlines NEO participating at 85%.

In addition, all the Company’s employees, including the NEOs, participate in a separate annual incentive plan called the Operational Performance Reward (OPR) Plan, which pays a monthly incentive of up to $150 to all employees when certain operational performance targets are met.  Awards are based on the achievement of specific safety metrics, on-time performance and guest satisfaction goals, and the maximum annual payout for each employee is $1,800. In 2021, each of the NEOs earned $1,163 under the OPR Plan, except Mr. Tilden who earned $375.

Long-Term Equity-Based Incentive Compensation

Long-term equity incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods. The awards are designed to align NEOs’ interests with those of stockholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture. The Company’s 2021 equity grant structure is described below.

Stock Options. The Committee grants 25% of each NEO’s annual long-term incentive award in the form of stock options with an exercise price that is equal to the fair market value of the Company’s common stock on the grant date. The NEOs will realize value from their stock options only to the degree that Alaska Air Group’s stockholders realize value, provided the stockholder had purchased shares and held them for the same period as the option remains outstanding. The stock options also function as a retention incentive for executives, as they generally vest ratably over a four-year period on each anniversary of the grant date and have a ten-year term that may be shortened if the executive’s employment terminates.

Restricted Stock Units.  The Committee also grants 25% of each NEO’s annual long-term incentive awards to the NEOs in the form of RSUs. Subject to the executive’s continued employment with the Company, the RSUs generally vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. The RSUs provide a long-term retention incentive through the vesting period that requires continued service to the Company. The RSUs are also designed to further link executives’ interests with those of Alaska Air Group’s stockholders, as the value of the RSUs is based on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested RSUs.

Performance Stock Units. The Committee also grants 50% of each NEO’s annual long-term incentive award in the form of PSUs.  The PSUs vest only if the Company achieves performance goals established by the Committee for the three-year performance period covered by the award. PSUs also provide a retention incentive as vesting is generally contingent on continued employment through the performance period (although all or a portion of the award may remain eligible to vest if the executive’s employment terminates in certain circumstances). Like RSUs, the PSUs help align the executives’ interests with those of stockholders as their value depends on the value of Alaska Air Group common stock.  The Company does not issue dividend equivalents on unvested PSUs.

PSUs Granted in 2021.  For the PSU awards granted to the NEOs in February 2021 with a January 1, 2021 through December 31, 2023 performance period, the vesting of 80% of the target number of stock units subject to the award will be determined in accordance with the chart below based on the Company’s TSR rank versus the following peer group of airlines: Air Canada, American Airlines, Delta Air Lines, Hawaiian Airlines, JetBlue Airways, SkyWest, Inc., Southwest Airlines, Spirit Airlines, Inc., and United Airlines. The vesting of 20% of the target number of stock units subject to the award will be determined based on achieving racial equity goals at the leadership level.

The Committee believes measuring TSR on a relative basis rather than on an absolute basis provides a more relevant reflection of the Company’s performance by mitigating the impact of various macro-economic factors, such as continuing impact of the COVID-19 pandemic and rising fuel costs, that tend to affect the entire industry. The Committee believes that advancing racial equity is critical to the long-term success of the Company and therefore introduced the achievement of racial equity goals at the leadership level into the long-term executive compensation plan (which we refer to as “D&I Metric” in the table below).

The percentage of the PSUs that vest range from 0% to 200% of the target number of units subject to the award, depending on the results of the Company’s goals for the performance period. The payout percentages are interpolated for performance results falling between the levels identified below. The Committee retains discretion to reduce vesting percentages below the level that would otherwise be paid.

2021 Performance Stock Unit Award Metrics (2021-2023 Performance Period)

Airline Peer Group		Alaska Air Group D&I (1)
TSR Rank Among the Airline Peer Group	Percentage of Peer Group Stock Units that Vest	Percent Increase in D&I Metric Measured on 12/23/2023	Percentage of D&I Stock Units that Vest

1st or 2nd	200%	25% and above	200%
3rd	170%	23%	100%
4th	140%	Below 21%	0%
5th	120%
6th	90%
7th	65%
8th	45%
9th	20%
10th	0%

(1)	Payout percentages will be linearly interpolated for performance between the levels identified above.

PSUs Granted Before 2021.  In February 2018, the Committee approved grants of PSUs to the NEOs for the January 1, 2018 through December 31, 2020 performance period. In February 2021, the Committee approved a payout of these PSUs at a rate of 22.5%.  Such performance stock awards were based 25% on the Company’s TSR performance relative to the following airline peer group (excluding certain companies that ceased being publicly traded during the performance period): Air Canada, Allegiant Travel Co., American Airlines Group, Delta Air Lines, Hawaiian Holdings, JetBlue Airways, SkyWest, Southwest Airlines, Spirit Airlines, United Continental Holdings and WestJet Airlines ltd.  The Company’s TSR performance ranked 6th among these 11 peers, resulting in a 90% payout for that metric. The vesting of 25% of the stock units subject to the award was determined based on the Company’s TSR rank relative to S&P 500 companies. The Company’s TSR performance ranked 403rd among the companies that comprised the S&P 500 resulting in 0% payout for that metric. The PSU awards granted in 2018 were also based 50% on achievement of the Company’s ROIC goals set by the Committee (maximum payout if ROIC was 20% or above, target payout for ROIC of 13%, and threshold payout for ROIC of 10% or below).  The Company’s average ROIC during the 2018-2020 performance period was severally impacted by the results of the COVID-19 pandemic which resulted in a 0% payout for that metric.

The Committee also made grants in 2019 and 2020 with three-year performance periods beginning in January of each respective year.

The PSU awards granted in 2019 are scheduled to vest at the end of the January 1, 2019 through December 31, 2021 performance period and are based 25% on the Company’s TSR performance relative to the same airline peer group that was used for the 2018 awards and 75% on the Company’s ROIC goals set by the Committee.  As noted previously, we expect the portion of these awards allocated to the ROIC metric will not vest given the substantial loss in 2020 as a result of the COVID-19 pandemic on demand for air travel and have reduced the ROIC portion of their value to $0 for accounting purposes in accordance with GAAP.

The PSU awards granted in 2020 are scheduled to vest at the end of the January 1, 2020 through December 31, 2023 performance period and are based 25% on the Company’s TSR performance relative to the same airline peer group that was used for the 2018 and 2019 awards and 75% on the Company’s ROIC goals set by the Committee.  As noted previously, we expect the portion of these awards allocated to the ROIC metric will not vest given the substantial loss in 2020 as a result of the COVID-19 pandemic on demand for air travel and have reduced the ROIC portion of their value to $0 for accounting purposes in accordance with GAAP.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix for each NEO described above. Target equity grant values, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve target total direct compensation for the NEOs at or about the 50th percentile of the peer group data for executives in comparable positions. The Committee may adjust equity grants to the NEOs based on the Committee’s general assessment of:

•	the individual’s contribution to the success of the Company’s financial performance;
•	internal pay equity;
•	the individual’s performance of job responsibilities; and
•	the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that stock options, RSUs and PSUs each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally awards a mix of these instruments to the NEOs when approving annual equity awards.

2021 Annual Equity Awards. For 2021, the target grant date value and mix of the long-term incentive awards granted to the NEOs are shown in the table below:

Annual Equity Award Value and Mix

Name	Total Equity Value	Stock Options	Restricted Stock Units	Performance Stock Units
Benito Minicucci	$2.75 Million	25%	25%	50%
Shane Tackett	$1.5 Million	25%	25%	50%
Andrew Harrison	$1.5 Million	25%	25%	50%
Constance von Muehlen	$1.0 Million	25%	25%	50%
Andrea Schneider	$600,000	25%	25%	50%
Bradley Tilden (1)	$100,000	N/A	100%	N/A

(1)

Mr. Tilden retired as CEO effective March 31, 2021 and remained executive chairman of the Board throughout 2021. Mr. Tilden received a grant roughly equivalent to the equity grants made to independent directors. He did not receive any equity grant for his service as CEO during the first quarter of 2021.

2021 Annual Equity Award Target Values.  The values in the table below represents the target dollar value of annual stock option, PSU and RSU awards granted in February 2021 identified in the table above. The actual grant date fair value as determined for accounting purposes (which are disclosed in the executive compensation tables below) will vary from our target award values due to required accounting methodologies. For more information on these awards, see the 2021 Grants of Plan-Based Awards table below.

Annual Equity Target Values

Name	Options (25% of Total Grant)	RSUs (25% of Total Grant)	PSUs (50% of Total Grant)	Total Equity Value

Benito Minicucci	$687,500	$687,500	$1,375,000	$2,750,000
Shane Tackett	$375,000	$375,000	$750,000	$1,500,000
Andrew Harrison	$375,000	$375,000	$750,000	$1,500,000
Constance von Muehlen	$250,000	$250,000	$500,000	$1,000,000
Andrea Schneider	$150,000	$150,000	$300,000	$600,000
Bradley Tilden (1)	-	$100,000	-	$100,000

(1)

Mr. Tilden retired as CEO effective March 31, 2021 and remained executive chairman of the Board throughout 2021. As noted above, Mr. Tilden received a grant roughly equivalent to the grants made to independent directors for 2021.

In addition to the annual equity grant program described above, the Committee occasionally makes off-cycle equity awards at such times and on such terms as it considers appropriate to help achieve the goals of the Company’s executive compensation program.

Perquisites and Personal Benefits

In 2021, an amount up to 1% of base salary was payable to NEOs as an allowance for financial planning services if they chose to utilize those services during the year.

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. All eligible employees, including the NEOs, participate in the Company’s 401(k) plan.  Certain NEOs participate in the Retirement Plan for Salaried Employees (the Salaried Retirement Plan), a tax-qualified defined benefit plan which was frozen on January 1, 2014 at its then-current benefit levels.  The benefits that would otherwise be provided to participants under the Salaried Retirement Plan are required to be limited under the Internal Revenue Code. An unfunded defined-benefit plan in which Mr. Tilden also participates, the 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan), provides make-up benefits in light of these limitations under the Salaried Retirement Plan plus supplemental retirement benefits.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all NEOs participate in the Company’s Defined Contribution Officers Supplementary Retirement Plan (DC Supplementary Retirement Plan), which is a nonqualified defined contribution plan.

The NEOs are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2021 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Committee believes that requiring significant stock ownership by executives further aligns their interests with those of long-term stockholders. Within five years of election or promotion to a position with a greater holding requirement, each executive officer must beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•	five times base salary for the CEO;
•	three times base salary for the executive vice presidents;
•	one and a half times base salary for the senior vice presidents.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of RSUs and PSUs until the holding requirement is reached. Unexercised stock options, unvested RSUs and unvested PSUs do not count toward satisfaction of the ownership requirements. The Committee reviews compliance with this requirement annually and supported a more lenient approach to policy enforcement in the wake of the COVID-19 pandemic.

Recoupment of Certain Compensation Payments

With respect to elected officers, the Committee may, in its discretion, direct the Company to seek recovery of payments or awards, or to effect forfeiture of unpaid or unvested payments or awards issued under such plans on or after August 7, 2019, if one or more of the following events occurs within three years of the payment or award:

(1)	the financial or operating metric on which the payment or award is based is restated or adjusted in a way that reduces its value; or
(2)

the recipient commits a legal or compliance violation in connection with his or her employment, including but not limited to sexual misconduct, a substance abuse offense, a violation of the Company’s policies, Code of Conduct and Ethics, System Regulations, or breaches a non-competition, non-solicitation, non-disparagement or confidentiality covenant; or

(3)

if the recipient qualifies as an executive officer of the Company under Section 16 of the Securities Exchange Act of 1934, and he or she commits a legal or compliance violation that causes reputational harm to the Company.

For equity awards and other compensation for 2020 and later years, the Company has and may continue to recoup certain payments and awards to the extent necessary to comply with the Company’s obligations under the CARES Act.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the NEOs that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) the consummation of a change-in-control transaction. The Committee believes that the NEOs should be entitled to receive cash severance benefits only if both conditions are met. Once the change-in-control event occurs, the NEO’s severance and other benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later for Mr. Minicucci and the executive vice presidents and 24 months later for Ms. Schneider. None of the Company’s change-in-control agreements provide for reimbursement of excise taxes.

Policy with Respect to Section 162(m)

Federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year.  Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by a company’s compensation committee under a plan approved by the company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.  As one of the factors in its consideration of compensation matters, the Committee notes this deductibility limitation.  However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes.  There can be no assurance that any compensation will in fact be deductible.

Compensation and Leadership Development Committee Report

The Committee has certain duties and powers as described in its charter. The Committee is currently composed of five non-employee directors who are named at the end of this report, each of whom the Board has determined is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis section be incorporated by reference in the Company’s 2021 Annual Report on Form 10-K filed with the SEC and the Company’s 2022 Proxy Statement. (1)

Compensation and Leadership Development Committee of the Board of Directors

Raymond L. Conner, Chair (since February 2021)

Kathleen T. Hogan, Member

Jessie J. Knight, Jr., Member

Helvi Sandvik, Member (since May 2021)

J. Kenneth Thompson, Member

(1)

SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Mr. Conner, Ms. Hogan, Mr. Knight and Mr. Thompson were members of the Compensation and Leadership Development Committee during all of 2021. Ms. Sandvik has been a member of the Committee since May 2021 and Marion Blakey previously served as a member of the Committee until her resignation in May 2021.  No director who served on the Committee for all or part of 2021 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2021, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

2021 Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2021 for the CEO, the CFO, the former CFO and the three other most highly compensated executive officers. These individuals are referred to as the NEOs in this Proxy Statement.  As described in the CD&A summary above, in order to comply with CARES Act restrictions on executive compensation, the Company has periodically clawed back equity awards previously granted to impacted executives. For the value of the NEOs’ equity awards subject to this clawback and a reconciliation of the Summary Compensation Table numbers to the award value received by each NEO after the clawback, see the Impact of Equity Award Clawback in 2021 table in the CD&A above.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2)(3) ($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compen- sation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compen- sation (6) ($)	Total ($)
Benito Minicucci	2021	572,269	2,685,881	832,659	892,090	—	147,263	5,130,162
CEO	2020	253,846	2,830,505	1,405,245	626,506	—	169,033	5,285,135
Alaska Air Group	2019	542,308	1,510,939	487,340	781,769	—	188,180	3,510,536
Shane Tackett	2021	503,846	1,475,412	406,195	534,358	—	123,890	3,043,701
EVP Finance & CFO	2020	421,346	1,421,400	436,269	416,028	120,892	125,458	2,941,393
Alaska Air Group	2019	399,038	799,506	257,854	418,773	101,155	148,351	2,124,677
Andrew Harrison	2021	485,385	1,475,412	406,195	514,821	—	122,275	3,004,088
EVP & CCO	2020	422,019	1,421,400	436,269	418,352	—	132,732	2,830,772
Alaska Airlines	2019	467,308	1,067,117	344,484	520,850	—	180,732	2,580,491
Constance von Muehlen (7)	2021	373,077	892,914	288,146	375,860	34,943	51,973	2,016,913
EVP & COO
Alaska Airlines
Andrea Schneider (7)	2021	396,077	589,944	162,478	321,688	125,387	110,307	1,705,881
SVP People
Alaska Airlines
Bradley Tilden (8)	2021	300,500	119,975	—	269,400	—	183,458	873,333
Former CEO	2020	272,308	3,137,788	960,516	846,048	656,859	204,438	6,077,957
Alaska Air Group	2019	583,846	2,212,188	712,749	994,431	809,872	215,230	5,528,316

(1)

In 2020, due to the impact of the COVID-19 pandemic on the Company, Messrs. Tilden and Minicucci agreed to a reduction of their base pay to $0 from March 7, 2020 until October 3, 2020.  Base pay for Messrs. Tackett and Harrison, and for Mses. von Muehlen and Schneider, was reduced by 30% from April 4, 2020 until October 3, 2020.

(2)

The amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2021 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For more information about the stock awards and option awards granted in 2021 to the NEOs, please see the discussion under 2021 Grants of Plan-Based Awards below.

(3)

The amounts reported in Stock Awards column of the table above also include the grant date fair value of performance-based stock unit awards granted in 2019, 2020 and 2021 to the NEOs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. A Monte Carlo simulation is used to determine the probable outcome of the performance-based conditions applicable to the performance stock awards.  Performance-based awards with ROIC targets are initially recorded and reported at target fair value but adjusted in accordance with GAAP based on expected and ultimate vesting.  All 2019 and 2020 ROIC based PSU awards have been written down to $0 value in accordance with GAAP as described above as the Company has determined the goals will not be met.  The 2021 award included a diversity, equity and inclusion metric which was recorded and reported at target fair value on the day of grant.  The following table presents the aggregate grant date fair value of these performance-based awards included in the Stock Awards column for 2019, 2020 and 2021, and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2019 Performance Awards		2020 Performance Awards		2021 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)
Benito Minicucci	1,012,330	1,994,437	994,024	1,939,082	1,861,136	3,722,272
Shane Tackett	535,889	1,055,800	695,552	1,356,841	1,071,854	2,143,708
Andrew Harrison	714,962	1,408,621	695,552	1,356,841	1,071,854	2,143,708
Constance von Muehlen (7)					607,310	1,214,620
Andrea Schneider (7)					428,298	856,596
Bradley Tilden (8)	1,479,918	2,915,766	1,590,305	3,102,273	—	—

(4)

The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above includes compensation awarded under the Performance-Based Pay Plan and Operational Performance Rewards Plan, each as further described in the Compensation Discussion and Analysis.

(5)

The amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Salaried Plan and the Supplementary Retirement Plan, both defined benefit plans. The number included in this column is an estimate of the current value of future payments under these plans and does not represent value received in the year presented. For the NEOs, company contributions to the DC Supplementary Retirement Plan in lieu of the defined-benefit plan are reported in the All Other Compensation column and detailed in the table in Footnote (6) below. Mr. Tilden’s, Mr. Tackett’s and Ms. Schneider’s pension benefits in the Salaried Plan and Mr. Tilden’s benefits in the Supplementary Plan were “hard frozen” effective January 1, 2014.  This means that the benefit payments due upon the executive’s retirement were fixed based on his years of service and earnings as of that date.  The value of the liability calculated for purposes of the Summary Compensation Table above increased in 2019 and 2020 primarily due to decreases in discount rates, but also due to the passage of time. None of the NEOs received any above-market earnings on their accounts under the nonqualified deferred compensation plans.

(6)

The following table presents detailed information on the types and amounts of compensation reported for the NEOs in the “All Other Compensation” column of the Summary Compensation Table. Each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Tax reimbursements are provided for travel privileges unique to the airline industry. By providing positive-space travel to the NEOs, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for the NEOs to connect with the Company’s front-line employees. As noted in the Compensation Discussion and Analysis section, in 2021 each of the NEOs were provided a personal benefit allowance for financial planning services up to 1% of the executive’s base salary if they chose to utilize those services during the year.

			Life Insurance ($)			Personal Travel
Name	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	Additional 'Life Insurance Premium ($)	Taxes Paid on Additional Life Insurance Premium ($)	Life Insurance Premium Over $50K ($)	Personal Travel ($)	Taxes Paid on Personal Travel ($)	Financial Planning ($)	Other* ($)	Total “All Other Compensation” ($)

Benito Minicucci	17,400	102,403	476	309	6,192	3,614	2,345	5,500	9,024	147,263
Shane Tackett	34,800	75,387	448	291	1,440	5,473	3,551	—	2,500	123,890
Andrew Harrison	17,400	72,899	351	228	3,312	13,940	9,045	1,100	4,000	122,275
Constance von Muehlen	17,400	17,086	517	334	2,951	6,196	4,020	—	3,469	51,973
Andrea Schneider	17,400	61,189	548	356	5,864	11,565	7,504	2,396	3,485	110,307
Bradley Tilden	18,452	152,038	346	225	5,544	1,859	1,206	—	3,788	183,458

*Includes the Company’s cost of providing a Company lounge membership and the above market-amount paid for accidental death and dismemberment insurance premiums, and any company match on charitable contributions, reimbursement for state tax on business travel, and an annual physical, if applicable.

(7)	Ms. Von Muehlen and Ms. Schneider were not NEOs prior to 2021; therefore, only 2021 compensation information is included.
(8)	Mr. Tilden retired as CEO effective March 31, 2021, at which time he took a pay reduction to $200,000 in light of his election to executive chairman of the Board effective on the same date.

2021 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the NEOs in 2021. Please see the Performance-Based Annual Pay section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported and the Long-Term Equity-Based Pay section for a description of the material terms of the equity-based awards reported. Each of the equity-based awards reported below was granted under the Company’s 2016 Performance Incentive Plan (2016 Plan).

		Estimated Further Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: (2)	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)

Benito Minicucci
Stock Options	2/25/2021								31,140	65.56	832,659
RSUs	2/25/2021							12,580			824,745
PSUs	2/25/2021				5,485	25,160	50,320				1,861,136
PBP Plan		358,375	716,750	1,433,500
Shane Tackett
Stock Options	2/9/2021								18,150	55.74	406,195
RSUs	2/9/2021							7,240			403,558
PSUs	2/9/2021				3,159	14,490	28,980				1,071,854
PBP Plan		214,625	429,250	858,500
Andrew Harrison
Stock Options	2/9/2021								18,150	55.74	406,195
RSUs	2/9/2021							7,240			403,558
PSUs	2/9/2021				3,159	14,490	28,980				1,071,854
PBP Plan		206,656	413,313	826,626
Constance von Muehlen
Stock Options	4/3/2021								10,060	69.49	288,146
RSUs	4/3/2021							4,110			285,604
PSUs	4/3/2021				1,790	8,210	16,420				607,310
PBP Plan		151,875	303,750	607,500
Andrea Schneider
Stock Options	2/9/2021								7,260	55.74	162,478
RSUs	2/9/2021							2,900			161,646
PSUs	2/9/2021				1,262	5,790	11,580				428,298
PBP Plan		129,025	258,050	516,100
Bradley Tilden (3)
RSUs	2/25/2021							1,830			119,975
PBP Plan		103,250	206,500	413,000

Key:	RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP – Performance-Based Pay Plan
(1)

The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2021 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	PSU and RSUs granted in 2021 to NEOs (except Mr. Tilden) were subject to clawback in connection with CARES Act restrictions. See the Impact of Equity Award Clawback on 2021 Compensation section above.
(3)

Mr. Tilden retired as CEO effective March 31, 2021 and remained executive chair of the Board throughout 2021. Mr. Tilden received an RSU grant roughly equivalent to independent director grants for his board service and ceased participation in the PBP Plan on that date.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2021, including the vesting dates for the portions of these awards that had not vested as of that date.

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)

Benito Minicucci
	5/12/2014	2,230	0		48.945	5/12/2024
	2/10/2015	9,861	0		65.370	2/10/2025
	2/9/2016	12,000	0		65.630	2/9/2026
	2/14/2017	10,130	0		96.300	2/14/2027
	2/13/2018	18,172	6,058	(2)	66.890	2/13/2028
	10/2/2018	510	170	(4)	66.260	10/2/2028
	2/14/2019	14,345	14,345	(6)	66.570	2/14/2029	7,490	(6)	390,229
	2/11/2020	8,127	24,383	(8)	64.550	2/11/2030	7,510	(8)	391,271	15,020	(15)	782,542
	11/5/2020	4,233	8,467	(9)	39.180	11/5/2030	9,860	(9)	513,706
	11/5/2020	10,162	40,648	(10)	39.180	11/5/2030	15,768	(10)	821,513
	2/25/2021	0	31,140	(12)	65.560	2/25/2031	11,810	(12)	615,301
Shane Tackett
	2/10/2015	925	0		65.370	2/10/2025
	2/9/2016	1,750	0		65.630	2/9/2026
	2/14/2017	1,860	0		96.300	2/14/2027
	8/3/2017	780	0		84.990	8/3/2027
	2/13/2018	5,805	1,935	(2)	66.890	2/13/2028
	9/10/2018	2,827	943	(3)	68.150	9/10/2028
	2/14/2019	7,590	7,590	(6)	66.570	2/14/2029	3,960	(6)	206,316
	2/11/2020	5,687	17,063	(8)	64.550	2/11/2030	5,260	(8)	274,046	10,510	(15)	547,571
	11/5/2020	2,823	5,647	(9)	39.180	11/5/2030	6,574	(9)	342,505
	2/9/2021	0	18,150	(11)	55.740	2/9/2031	7,240	(11)	377,204	285	(15)	1,489
Andrew Harrison
	2/11/2014	840	0		38.755	2/11/2024
	5/12/2014	1,500	0		48.945	5/12/2024
	2/10/2015	3,145	0		65.370	2/10/2025
	2/9/2016	5,483	0		65.630	2/9/2026
	2/14/2017	7,410	0		96.300	2/14/2027
	2/13/2018	13,245	4,415	(2)	66.890	2/13/2028
	2/14/2019	10,140	10,140	(6)	66.570	2/14/2029	5,290	(6)	275,609
	2/11/2020	5,687	17,063	(8)	64.550	2/11/2030	5,260	(8)	274,046	10,510	(15)	547,571
	11/5/2020	2,823	5,647	(9)	39.180	11/5/2030	6,574	(9)	342,505
	2/9/2021	0	18,150	(11)	55.740	2/9/2031	7,240	(11)	377,204	8,170	(15)	425,657

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)

Constance von Muehlen
	2/13/2018	2,947	983	(2)	66.890	2/13/2028
	1/21/2019	45	45	(5)	64.860	1/21/2029	20	(5)	1,042
	2/14/2019	2,845	2,845	(6)	66.570	2/14/2029	1,490	(6)	77,629
	2/11/2020	1,292	3,878	(8)	64.550	2/11/2030				1,278	(15)	66,584
	11/5/2020	846	1,694	(9)	39.180	11/5/2030	1,974	(9)	102,845
	4/3/2021	0	10,060	(14)	69.490	4/3/2031
Andrea Schneider
	2/11/2013	1,596	0		24.400	2/11/2023
	2/11/2014	1,540	0		38.755	2/11/2024
	2/10/2015	1,830	0		65.370	2/10/2025
	2/9/2016	2,180	0		65.630	2/9/2026
	2/14/2017	1,780	0		96.300	2/14/2027
	2/13/2018	3,292	1,098	(2)	66.890	2/13/2028
	2/14/2019	2,490	2,490	(6)	66.570	2/14/2029	1,300	(6)	67,730
	6/3/2019	1,425	1,425	(7)	59.070	6/3/2029	700	(7)	36,470
	2/11/2020	2,132	6,398	(8)	64.550	2/11/2030	1,970	(8)	102,637	3,940	(15)	205,274
	11/5/2020	846	1,694	(9)	39.180	11/5/2030	1,974	(9)	102,845
	2/9/2021	0	7,260	(11)	55.740	2/9/2031	2,900	(11)	151,090	821	(15)	42,774
Bradley Tilden
	2/11/2014	19,220	0		38.755	2/11/2024
	2/10/2015	13,600	0		65.370	2/10/2025
	2/9/2016	15,200	0		65.630	2/9/2026
	2/14/2017	16,000	0		96.300	2/14/2027
	2/13/2018	27,937	9,313	(2)	66.890	2/13/2028
	2/14/2019	20,980	20,980	(6)	66.570	2/14/2029	11,000	(6)	573,100
	2/11/2020	13,002	89,008	(8)	64.550	2/11/2030	12,010	(8)	625,721	24,030	(15)	1,251,963
	11/5/2020	5,646	11,294	(9)	39.180	11/5/2030	13,140	(9)	684,594
	2/25/2021						1,830	(13)	95,343

(1)

The dollar amounts shown in these columns are determined by multiplying the number of restricted stock or performance stock units, respectively, by $52.10 (the closing price of Air Group stock on 12/31/21).

(2)

The unvested options under the 2/13/18 grant have or are scheduled to become vested as follows:  Mr. Minicucci –and 6,058 on 2/13/22; Mr. Tackett – 1,935 on 2/13/22; Mr. Harrison – 4,415 on 2/13/22; Ms. von Muehlen – 983 on 2/13/22; Ms. Schneider – 1,098; and Mr. Tilden – 9,313 on 2/13/22.

(3)	The unvested options awarded to Mr. Tackett under the 9/10/18 grant is scheduled to become vested as follows: 943 on 9/10/22.
(4)	The unvested options awarded to Mr. Minicucci under the 10/2/18 are scheduled to become vested as follows: 170 on 10/2/22.
(5)

The RSUs awarded to Ms. von Muehlen on 1/21/19 are scheduled to become fully vested on 1/21/22.  The unvested options under the 1/21/19 grant is scheduled to become vested as follows:  22 on 1/21/22 and 23 on 1/21/23.

(6)

The RSUs awarded on 2/14/19 are scheduled to become fully vested on 2/14/22.  The unvested options under the 2/14/19 grant have or are scheduled to become vested as follows:  Mr. Minicucci – 7,172 on 2/14/22 and 7,173 on 2/14/23; Mr. Tackett – 3,795 on 2/14/22 and 3,795 on 2/14/23; Mr. Harrison -- 5,070 on 2/14/22 and 5,070 on 2/14/23; Ms. von Muehlen – 1,422 on 2/14/22 and 1,423 on 2/14/23; Ms. Schneider – 1,245 on 2/14/22 and 1,245 on 2/14/23; and Mr. Tilden – 10,490 on 2/14/22 and 10,490 on 2/14/23.

(7)

The RSUs awarded to Ms. Schneider on 6/3/19 are scheduled to become fully vested on 6/3/22.  The unvested options under the 6/3/19 grant is scheduled to become vested as follows:  712 on 6/3/22 and 713 on 6/3/23.

(8)

The RSUs awarded on 2/11/20 are scheduled to become fully vested on 2/11/23.  The unvested options under the 2/11/20 grant are scheduled to become vested as follows:  Mr. Minicucci – 8,128 on 2/11/22, 8,127 on 2/11/23 and 8,128 on 2/11/24; Mr. Tackett – 5,688 on 2/11/22, 5,687 on 2/11/23 and 5,688 on 2/11/24; Mr. Harrison – 5,688 on 2/11/22, 5,687 on 2/11/23 and 5,688 on 2/11/24; Ms. von Muehlen – 1,293 on 2/11/22, 1,292 on 2/11/23 and 1,293 on 2/11/24; Ms. Schneider – 2,133 on 2/11/22, 2,132 on 2/11/23 and 2,133 on 2/11/24; and Mr. Tilden – 13,003 on 2/11/22, 13,002 on 2/11/23, and 13,003 on 2/11/24.

(9)

The RSUs awarded on 11/5/20 are scheduled to become fully vested (dependent upon continued service through the vesting periods) as follows:  Mr. Minicucci –4,930 on 11/5/22 and 4,930 on 11/5/23; ; Mr. Tackett –3,287 on 11/5/22, and 3,287 on 11/5/23; Mr. Harrison –3,287 on 11/5/22, 3,287 on 11/5/23; Ms. von Muehlen – 987 on 11/5/22 and 987 on 11/5/23; and Ms. Schneider – 987 on 11/5/22 and 987 on 11/5/23. Mr. Tilden’s remaining 13,140 RSUs will be forfeited upon his retirement on 5/6/22 in accordance with the terms of his grant agreement.  The unvested options under the 11/5/20 grant are scheduled to become vested (dependent upon continued service through the vesting periods) as follows:  Mr. Minicucci – 4,233 on 11/5/22 and 4,234 on 11/5/23; Mr. Tackett – 2,823 on 11/5/22 and 2,824 on 11/5/23; Mr. Harrison – 2,823 on 11/5/22 and 2,824 on 11/5/23; Ms. von Muehlen – 847 on 11/5/22 and 847 on 11/5/23; and Ms. Schneider – 847 on 11/5/22 and 847 on 11/5/23. Mr. Tilden’s remaining 11,294 options will be forfeited upon his retirement on 5/6/22 in accordance with the terms of his grant agreement.

(10)

The RSUs awarded to Mr. Minicucci on 11/5/20 are scheduled to become fully vested as follows:  3,942 on 11/5/22, 3,942 on 11/5/23; 3,942 on 11/5/24 and 3,942 on 11/5/25.  The unvested options awarded to Mr. Minicucci on 11/5/21 are scheduled to become vested as follows:  10,162 on 11/5/22, 10,162 on 11/5/23, 10,162 on 11/5/24 and 10,162 on 11/5/25.

(11)

The RSUs awarded on 2/11/21 are scheduled to become fully vested on 2/11/24.  The unvested options under the 2/11/21 grants are scheduled to become vested as follows:  Mr. Tackett – 4,537 on 2/9/22, 4,538 on 2/9/23, 4,537 on 2/9/24, and 4,538 on 2/9/25; Mr. Harrison – 4,537 on 2/9/22, 4,538 on 2/9/23, 4,537 on 2/9/24 and 4,538 on 2/9/25; and Ms. Schneider – 1,815 on 2/9/22, 1,815 on 2/9/23, 1,815 on 2/9/24 and 1,815 on 2/9/25.

(12)

The RSUs awarded to Mr. Minicucci on 2/25/21 are scheduled to become fully vested on 2/25/24.  The unvested options awarded to Mr. Minicucci on 2/25/21 are scheduled to become vested as follows:  7,785 on 2/25/22, 7,785 on 2/25/23, 7,785 on 2/25/24 and 7,785 on 2/25/25.

(13)	The RSUs awarded to Mr. Tilden on 2/25/21 are scheduled to become fully vested on 2/25/22.
(14)	The unvested options under the 4/3/21 grant are scheduled to become vested as follows: 2,515 on 4/3/22, 2,515 on 4/3/23, 2,515 on 4/3/24 and 2,515 on 4/3/25.
(15)

The PSUs reported in this column are eligible to vest based on the Company’s performance over three-year periods as described in the Compensation Discussion and Analysis above. The PSUs granted on 2/11/20 are eligible to vest based on the goals set for a three-year performance period ending 12/31/22 and the PSUs granted on 2/9/21 are eligible to vest based on the goals set for a three-year performance period ending 12/31/23.

2021 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the NEOs during 2021 and the vesting during 2021 of other stock awards previously granted to the NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Benito Minicucci	4,402	136,600	18,115	1,058,065
Shane Tackett	—	—	7,206	418,728
Andrew Harrison	—	—	9,896	574,512
Constance von Muehlen	—	—	2,401	139,772
Andrea Schneider	40	1,789	2,625	152,616
Bradley Tilden	57,156	2,628,273	20,513	1,190,404

(1)

The amounts shown in Value Realized on Exercise column above for option awards are determined by multiplying the number of exercised shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Value Realized Upon Vesting column above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

Pension and Other Retirement Plans

The Company maintains two primary defined-benefit plans covering Mr. Tilden, Mr. Tackett and Ms. Schneider. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) is a qualified defined-benefit employee retirement pension plan, and Mr. Tilden, Mr. Tackett and Ms. Schneider participate in this plan on the same general terms as other eligible employees. The Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan) is a nonqualified defined benefit plan, in which Mr. Tilden, also participates. Mr. Minicucci, Mr. Harrison, and Ms. von Muehlen participate in the defined-contribution plans (as described below) in lieu of these defined-benefit plans.

The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under the qualified and nonqualified defined-benefit plans.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)

Benito Minicucci	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Shane Tackett	Salaried Retirement Plan	13.058	419,853	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Andrew Harrison	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Constance von Muehlen	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Andrea Schneider	Salaried Retirement Plan	16.581	575,263.30	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Bradley Tilden	Salaried Retirement Plan	22.844	1,928,964	N/A
	Supplementary Retirement Plan	14.919	2,711,854	449,057

(1)

The years of credited service through December 31, 2013, when the Salaried Retirement Plan was frozen, and the present value of accumulated benefits as of December 31, 2021 assume that each NEO retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 9 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2021 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)

In lieu of participation in the defined-benefit plans, Mr. Minicucci, Mr. Harrison, and Ms. von Muehlen receive a contribution to their accounts under the Company’s defined-contribution plans. Specifically, in lieu of participation in the Salaried Retirement Plan: Mr. Minicucci, Mr. Harrison, and Ms. von Muehlen each receive a Company match contribution to the AlaskaSaver 401(k) Plan of 50% of their employee contributions up to 6% of their eligible compensation. In lieu of the Supplementary Retirement Plan, Mr. Minicucci, Mr. Harrison, and Ms. von Muehlen also eligible to participate in the Nonqualified Deferred Compensation Plan, which is further described below.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement pension plan for certain salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tilden, Mr. Tackett and Ms. Schneider are fully vested in their accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

On June 20, 2011, the Board amended the Salaried Retirement Plan to provide that effective January 1, 2014, the plan would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date.

The tax law limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2021, this limit on annual benefits was $290,000.

Supplementary Retirement Plans

In addition to the benefits described above, Mr. Tilden is eligible to receive retirement benefits under the Supplementary Retirement Plan. This plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight-life annuity basis. In general, the monthly benefit is determined as a percentage (50% to 75% of a participant’s final average monthly base salary) based on the officer’s length of service with the Company and length of service as an elected officer.

This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement Plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement Plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement Plan.)

Participants in the Supplementary Retirement Plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change in control of the Company or upon termination of the participant’s employment due to death or disability.

On June 20, 2011, the Board of Directors amended the Supplementary Retirement Plan to provide that, effective January 1, 2014, the plan would be frozen so that participants in the plan would not accrue any benefits with respect to services performed or compensation earned on or after that date. The Board also amended the Supplementary Retirement Plan so that, effective January 1, 2014, officers who previously participated in the Supplementary Retirement Plan, and are then employed by the Company, will be eligible to participate in the DC Supplementary Retirement Plan. Under the DC Supplementary Retirement Plan, the Company contributes up to 12% of Mr. Tilden’s eligible wages.

In lieu of the Supplementary Retirement Plan, the other NEOs participate in the Company’s DC Supplementary Retirement Plan. This plan is a defined-contribution plan. Under this plan, the Company contributes 10% of the eligible wages of Mr. Minicucci, Mr. Tackett, Mr. Harrison, Ms. von Muehlen and Ms. Schneider, as defined in plan documents, minus the maximum legal Company contribution that the Company made, or could have made, under the Company’s qualified defined-contribution plan (the 401(k) plan).

2021 Nonqualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the NEOs’ balances under the Company’s nonqualified deferred compensation plans during 2021, and also shows the total deferred amounts for the NEOs as of December 31, 2021.

The Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan (NDCP) provides the NEOs and other key employees with an opportunity to elect to defer a portion of or all of their annual Performance-Based Pay payments and also provides a tax-qualified supplemental retirement benefit for eligible executives.  Similarly, the Horizon Air Supplemental Savings Plan provides this tax-qualified retirement benefit to Horizon Air eligible executives.  Participants under the nonqualified deferred compensation plans have the opportunity to elect among several investment funds, which generally mirror the funds offered under the Company’s 401(k) plan and the Horizon Air Savings Investment Plan, for purposes of determining the return of their plan assets.  Subject to applicable tax laws, amounts deferred under the plans are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments. Deferrals under this plan are also reflected on the table below.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Benito Minicucci	Nonqualified Deferred Compensation Plan	—	115,987	(13,503)	—	1,034,803
	Horizon Air Supplemental Savings Plan	N/A	N/A	N/A	N/A	N/A
Shane Tackett	Nonqualified Deferred Compensation Plan	—	66,506	83,005	—	612,872
	Horizon Air Supplemental Savings Plan	N/A	N/A	N/A	N/A	N/A
Andrew Harrison	Nonqualified Deferred Compensation Plan	—	77,097	104,381	—	1,017,804
	Horizon Air Supplemental Savings Plan	N/A	N/A	N/A	N/A	N/A
Constance von Muehlen	Nonqualified Deferred Compensation Plan	—	3,792	38,420	—	278,530
	Horizon Air Supplemental Savings Plan	N/A	N/A	N/A	N/A	N/A
Andrea Schneider	Nonqualified Deferred Compensation Plan	—	61,136	261,910	213,509	1,720,185
	Horizon Air Supplemental Savings Plan	—	—	25,151	—	188,432
Bradley Tilden	Nonqualified Deferred Compensation Plan	—	237,298	330,711	1,794,057	—
	Horizon Air Supplemental Savings Plan	N/A	N/A	N/A	N/A	N/A

(1)

The amounts in this column represent contributions by the Company to the executive’s account made during 2021.  These amounts were determined with reference to the executive’s annual incentives awarded for 2020 and have previously been reported in the Summary Compensation Table as 2020 compensation for the executive.

Potential Payments Upon Change in Control and Termination

The Company has entered into change in control agreements with Messrs. Minicucci, Tackett, Harrison, and Mses. von Muehlen and Schneider. Under these agreements, if a change in control occurs, a guaranteed employment period of three years would go into effect for the CEO and executive vice presidents and two years for Ms. Schneider. During the employment period, these executives would be entitled to receive:

•	the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;
•

an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change in control occurs;

•	age and service credit under our qualified and non-qualified defined benefit retirement plans;
•	fringe benefits that are at least as favorable as those in which the executive was participating prior to the change in control; and
•

after April 1, 2023, shares of common stock of the Company or its successor, equity awards, and/or a cash payment equal to the fair market value of equity awards forfeited in accordance with CARES Act requirements.

If the executive’s employment is terminated by the Company or its successor without cause or by the executive for good reason during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive:

•	compensation equal to the value of the payments and benefits identified above that the executive would have received had he or she continued to be employed for the entire employment period; and
•	certain fringe benefits, including lifetime travel benefits for the executive and eligible family members.

The amount an executive would be entitled to receive upon a qualifying termination within the employment period after the change in control would be reduced on a pro-rata basis for any time the executive was employed by the successor during the employment period.

If change in control benefits under the new agreements exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the larger of the following amounts:

1.	The “safe harbor amount,” which is equal to the level at which excise taxes are triggered; or
2.	The full change in control benefits if, after receipt of the full change in control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount from #1.

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of our equity plans. Under the 2016 Performance Incentive Plan, awards will not vest unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2021, are described above under the Outstanding Equity Awards at Fiscal Year End section of this Proxy Statement and each executive’s accrued benefits under our retirement plans are described above under “Pension and Other Retirement Plans.”

In the event the executive’s employment terminates by reason of death, disability or retirement, whether or not subsequent to a change in control, (i) restricted stock units would become vested under the terms of our equity plans; (ii) a prorated portion of the performance stock units would vest at the conclusion of the performance period based on actual performance and the portion of the performance period in which the executive was employed; and (iii) stock options would become fully vested upon death or disability and vested to the extent they would have vested in the next three years upon retirement. Stock options would remain exercisable for three years following termination of employment or until their expiration date, whichever comes first.

Calculations

In the tables below, we have estimated the potential cost to the Company of providing the benefits shown to each of our Named Executive Officers as if the executive’s employment had terminated due to retirement, death or disability, change in control, or other termination not in relation to change in control on December 31, 2021. The value of accelerated vesting shown in the "Equity Acceleration" column below assumes any performance share units pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors.

Retirement

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (2) ($)	Total ($)

Benito Minicucci	0	0	0	8,088	4,239,974	4,248,062
Shane Tackett	0	0	0	19,663	1,962,149	1,981,812
Andrew Harrison	0	0	0	29,878	2,312,753	2,342,631
Constance von Muehlen	0	0	0	8,306	376,376	384,682
Andrea Schneider	0	0	0	24,327	741,465	765,792
Bradley Tilden	0	0	0	4,149	3,927,756	3,931,905

Death or Disability

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (2) ($)	Total ($)

Benito Minicucci	0	0	0	8,088	4,371,267	4,379,355
Shane Tackett	0	0	0	19,663	1,962,149	1,981,812
Andrew Harrison	0	0	0	29,878	2,312,753	2,342,631
Constance von Muehlen	0	0	0	8,306	376,376	384,682
Andrea Schneider	0	0	0	24,327	741,465	765,792
Bradley Tilden	0	0	0	4,149	3,927,756	3,931,905

Change in Control

Name	Cash Severance (3) ($)	Enhanced Retirement Benefit (4) ($)	Benefit Contin- uation (5) ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (6) ($)	Excise Tax ($)	Cutback Due to Modified Cap ($)	Total ($)

Benito Minicucci	4,002,000	401,061	44,412	8,088	4,633,032	0	0	9,088,593
Shane Tackett	2,830,501	303,919	16,466	19,663	2,155,136	0	0	5,325,685
Andrew Harrison	2,910,589	283,491	43,157	29,878	2,780,179	0	0	6,047,294
Constance von Muehlen	2,220,001	63,576	22,409	8,306	398,713	0	0	2,713,005
Andrea Schneider	1,370,740	157,070	42,025	24,328	838,645	0	0	2,432,808
Bradley Tilden	4,551,862	468,015	25,445	4,149	4,346,468	0	0	9,395,939

(1)

Flight benefits for the Named Executive Officers are for positive-space travel, for which the Company also provides a tax reimbursement. Mr. Minicucci, Mr. Tackett, Mr. Harrison, Ms. von Muehlen, Ms. Schneider, and Mr. Tilden qualify for these benefits under all termination scenarios. In this column, we show the present value of this benefit, calculated using a discount rate equal to 120% of the long-term AFR for December 2021 and Code Section 417(e) mortality for 2022, described above in the section titled “Pension and Other Retirement Benefits.” Other assumptions include that the lifetime average annual usage is equal to actual average annual usage amounts in 2019 through 2021, and that the annual value of the benefit is equal to the annual incremental cost to the Company, which will be the same as the average of the incremental cost incurred to provide air travel benefits to the executive in those years as disclosed under All Other Compensation in the Summary Compensation Table.

(2)

The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $52.10. These amounts include the value of performance shares at the target number of shares prorated by the completed portion of the performance period. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control.

(3)

The following values represents the sum of (a) the executive’s highest rate of base salary during the preceding 12 months and (b) the higher of the executive’s target incentive or average incentive for the three preceding years, multiplied by the number of years in the employment period.

(4)

The following values represent the sum of (a) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (b) the contribution the executive would have received under our nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(5)

The following values represent the estimated cost of (a) 18 months of premiums under our medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

(6)

The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $52.10. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control. These amounts assume full acceleration of performance shares upon a change in control at the target number of shares.

In certain not-for-cause termination scenarios, Mr. Minicucci, Mr. Tackett, Mr. Harrison, Ms. von Muehlen, Ms. Schneider, and Mr. Tilden may be eligible to receive compensation and benefits under the Company’s Executive Severance Guidelines.  Any cash compensation offered under the Guidelines would be capped at two times total cash compensation for the CEO and one-and-a-half times total cash compensation for the other NEOs.  The benefits suggested under the Guidelines are non-binding on the Company and are subject to the discretion of the Board Compensation and Leadership Committee.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Minicucci, the Company’s CEO, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. As previously disclosed in the 2021 proxy statement, Mr. Minicucci assumed the role of CEO and president of Alaska Air Group upon Mr. Tilden’s retirement on March 31, 2021 as part of a long-planned succession process. Refer to the calculation of annual total compensation for method used to annualize Mr. Minicucci’s 2021 compensation.

For 2021, the Company’s last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than the CEO) was $74,911; and
•	the annual total compensation of the CEO was $5,203,884.

Based on this information, for 2021 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 69.47 to 1. The Company believes this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all company employees, we used the following methodology, assumptions and estimates:

Selection of Determination Date. SEC rules require the Company to select a date within the last three months of the fiscal year. We selected December 31, 2021 as the date upon which the median employee would be identified.

Determination of Adjusted Employee Population. We determined that, as of December 31, 2021, the employee population for purposes of this disclosure, after taking into consideration certain adjustments permitted by SEC rules (as described below), consisted of 22,324 individuals. This population includes all employees, whether employed on a full-time, part-time, temporary or seasonal basis. However, as permitted under SEC rules, we excluded non-U.S. employees as they make up less than 5% of the Company’s total employee population. As of December 31, 2021, the Company’s subsidiaries employed 29 employees in Canada, 2 employees in Costa Rica and Belize, and 100 employees in Mexico, as compared to a total global employee population of 22,455 (i.e., 22,324 U.S., 131 non-U.S.). The Company did not employ any other non-U.S. employees as of December 31, 2021.

Identification of Median Employee. To identify the median employee from the Company’s adjusted employee population outlined above, after excluding the CEO, we compared the amount of gross earnings of these employees as reflected in payroll records. We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. We then identified the employee whose wages fell at the midpoint of the distribution.

Calculation of Annual Total Compensation. Once the median employee was identified, all of the elements of such employee’s compensation for 2021 were combined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (i.e., the same rules used to determine the CEO’s total compensation for 2021 as reported in the Summary Compensation Table), resulting in annual total compensation of $74,911, including the estimated value of such employee’s non-discriminatory benefits (estimated for the employee and such employee’s eligible dependents at $16,940).

With respect to the annual total compensation of the CEO, we annualized his base salary and short term incentive amounts earned and reported in the summary compensation table during the nine-month period he served as CEO from April 1, 2021 – December 31, 2021 (by dividing by this amount by nine and then multiplying the product by 12), plus the equity awards granted to him in February 2021 (with a grant date fair value of $3,518,540).  “All Other Compensation” reported in the Summary Compensation Table and the estimated value of the CEO’s non-discriminatory benefits for a total amount of $5,203,884.

As described in the Compensation Impacts related to COVID-19; CARES Act Impacts section above, The CARES Act imposes limits or caps on the compensation that may be paid to the Company’s executives until April 1, 2023 regardless of circumstances, including promotion. As a result, the company recouped $1,918,360 of unvested equity from Mr. Minicucci. So, while the summary compensation figures report what was ‘earned’ in the year, a significant portion of that amount was recouped in the form of unvested equity.

The Company believes the methodology, assumptions and estimates described above to be reasonable given the specific employee population. Companies are permitted under SEC rules to exercise significant flexibility and discretion in determining the methodology used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, the pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the airline industry or otherwise.

AUDIT COMMITTEE MATTERS

Proposal 3:  Ratification of the Appointment of the Company’s Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2022, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to ratify the selection of KPMG as the Company’s independent accountants for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee has selected, and is recommending that stockholders ratify, KPMG LLP (KPMG) as the Company’s independent accountants for the 2022 fiscal year. KPMG also served as the Company’s independent accountants since 2004. Representatives of KPMG are expected to attend the Company’s annual meeting of stockholders to respond to questions from stockholders and will have the opportunity to make a statement if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2021 and 2020, the Company retained KPMG as its independent accountants. Below are the fees paid for the services described during each of the two years:

2021
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$1,825,604
Audit-Related Fees (2)	$33,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2021	$1,858,604
2020
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$2,608,110
Audit-Related Fees (2)	$33,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2020	$2,641,110

(1)

Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404. Audit fees also include fees of $18,000 for consent services associated with SEC registration statements in 2021 and $307,575 in 2020 related to the implementation of a new revenue accounting system, comfort letter and consent services associated with SEC registration statements and out-of-pocket expenses reimbursed during the respective year.

(2)

Includes fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls and (ii) agreed-upon procedures for the U.S. Citizenship and Immigration Services in both years.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountants perform services independently and with the highest integrity and professionalism. In addition to certain specific prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

The policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountants are capable of exercising impartial judgment on all issues encompassed within the accountants’ engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountants for non-audit services, the Audit Committee considers factors such as whether the services might compromise the accountants’ independence, whether the accountants are the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review, or attestation services that meet the “de minimis exception” under Regulation S-X Rule 2-01 of the rules of the SEC, namely:

•	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountants during the fiscal year in which the services are provided;
•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2021 and 2020, there were no such services that were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as amended, as adopted by the PCAOB and the SEC.

The Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Mr. Yeaman’s prior experience as a chief financial officer of a public company and Ms. Bedient’s prior experience as a public company chief financial officer and former partner of a global accounting firm qualifies each of them as a financial expert.

Audit Committee of the Board of Directors

Eric K. Yeaman, Chair

Patricia M. Bedient, Member

Daniel K. Elwell, Member

Dhiren R. Fonseca, Member

Susan J. Li, Member

EMPLOYEE STOCK PURCHASE PLAN AMENDMENT AND RESTATEMENT

Proposal 4: Approval of the Alaska Air Group, Inc.

Amended and Restated Employee Stock Purchase Plan

Overview

At the Annual Meeting, stockholders will be asked to approve an amendment to the Alaska Air Group, Inc. Employee Stock Purchase Plan (the “ESPP”) that would increase the number of shares authorized for issuance under the ESPP by 6,500,000 shares (so that the total number of shares authorized for issuance under the ESPP will be 14,500,000 shares). The Board adopted this amendment, subject to stockholder approval, on February 8, 2022.  Of the 8,000,000 shares currently authorized for issuance under the ESPP, approximately 1,603,149 shares remain available for issuance as of March 11, 2022.

The Board believes that the ESPP helps the Company retain and motivate eligible employees and further align their interests with those of the Company’s stockholders. The Board approved the amendment of the ESPP so that the Company can continue to provide this benefit to eligible employees in the future.

Summary Description of the ESPP

The principal terms of the ESPP (as proposed to be amended) are summarized below.  This summary is qualified in its entirety by the full text of the amended and restated ESPP, which has been included as Exhibit A to this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the ESPP document may also be obtained without charge by writing the corporate secretary of the Company at our principal executive office.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services.  The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and its stockholders.

Operation of the ESPP

The ESPP generally operates in consecutive six-month periods referred to as “Offering Periods.” The determination of the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Currently, a new Offering Period commences on November 1 and May 1 each year and ends on the following October 31 and April 30, respectively. The ESPP gives us flexibility to change the duration and structure of future Offering Periods (including the division of Offering Periods into one or more purchase periods).

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to increase, decrease, or terminate his or her contributions to the ESPP effective with the first Offering Period that commences after the election is received. Subject to certain limits, a participant generally also may elect to terminate his or her contributions to the ESPP during an Offering Period or may elect, on one occasion only during an Offering Period, to decrease (but not increase) his or her contributions for that Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Exercise Date by the “Option Price” for that Offering Period. The Option Price for an Offering Period will generally be the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. The Company may change, however, the method for establishing the Option Price in the future, provided that any change will not take effect until the next Offering Period after the change and the maximum discount percentage is 15%. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility

Only certain employees will be eligible to participate in the ESPP.  To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must be customarily employed for more than five months per calendar year.

As of March 11, 2022, approximately 21,570 employees of the Company and its subsidiaries, including all of our named executive officers, were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions

A maximum of 8,000,000 shares of our common stock may be purchased under the ESPP.  As of March 11, 2022, a total of 1,603,149 shares remained available for issuance under the ESPP.  If shareholders approve this ESPP proposal, an additional 6,500,000 shares will be available for issuance under the ESPP.

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute less than 1% or more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than 8,000 shares of the Company’s common stock under the ESPP with respect to any one Offering Period.

•

A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•

A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

The Company has the flexibility to change the 1% and 10% contribution limits and the individual share limit referred to above from time to time without stockholder approval.  However, the Company cannot increase the aggregate share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code. The foregoing share limits are also subject to adjustment upon certain corporate events as described below under “Anti-dilution Adjustments.”

Anti-dilution Adjustments

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events.  These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Termination of Participation

A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect, or the participant ceases to participate in the ESPP.  A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest.  However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions

A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration

The ESPP is administered by the Board or by a committee appointed by the Board.  The Board has appointed the Compensation Committee of the Board as the current administrator of the ESPP.  The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP.  Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans

The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments

The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby.  Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules.  The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination

The ESPP provides that, unless the Board terminates the ESPP earlier, the ESPP will terminate on, and no new Offering Periods will commence under the ESPP on or after, February 14, 2029. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP.  The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code.  Participant contributions to the ESPP are made on an after-tax basis.  That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option.  The Company will have no tax deduction with respect to either of those events.  A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP.  The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares.  The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain.  If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant.  The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction.  In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date.  Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares.  The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards

The closing price of a share of the Company’s common stock as of March 11, 2022 was $48.82 per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the share increase for the ESPP described in this Proposal 4 had been in effect in fiscal 2021, we do not expect that the number of shares purchased by participants in the ESPP during fiscal 2021 would have been materially different than the number of shares purchased as set forth in the table below.

Aggregate Past Purchases Under the Employee Stock Purchase Plan

As of March 11, 2022, 6,396,851 shares of the Company’s common stock had been purchased under the ESPP. The following number of shares had been purchased under the ESPP as of that date by the persons and groups identified below:

	Aggregate Number of Shares Purchased Under the ESPP in the 12-Month Period Ended March 11, 2022	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods

Named Executive Officers
Benito Minicucci	—	—
Shane Tackett	265	1,679
Andrew Harrison	—	—
Constance von Muehlen	—	—
Andrea Schneider	—	—
Bradley Tilden	—	—
Total of all Current Executive Officers as a Group (10 persons)	429	2,484
Total of all Current Non-Employee Directors as a Group (10 persons) (1)	—	—
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	—	—
All employees, including all current officers who are not executive officers or directors as a group	1,253,699	6,392,688
Total	1,254,393	6,396,851
(1)	Non-employee directors are not eligible to participate in the ESPP.

Equity Compensation Plan Information

For more information on the Company’s equity compensation plans, see the Equity Compensation Plan Information section in this Proxy Statement.

Vote Required for Approval of the Employee Stock Purchase Plan Amendment

The Board believes that approval of the amendment to the ESPP to increase the number of shares authorized for issuance under the ESPP as described above will promote the Company’s interests and the interests of its stockholders and continue to enable the Company to attract, retain and reward persons important to its success.

Members of the Board who are not employees are not eligible to participate in the ESPP.  All of the Company’s executive officers (including the named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the ESPP amendment.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to approve the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL

OF THE AMENDMENT OF THE ALASKA AIR GROUP, INC.  EMPLOYEE STOCK PURCHASE PLAN

AS DESCRIBED ABOVE.

STOCKHOLDER PROPOSAL

Mr. John Chevedden has given notice to present a proposal at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Ave. No. 205, Redondo, Beach, CA 90278-2453, and he represents that he has continuously owned at least $2,000 in market value of the Company’s securities entitled to vote on the proposal for at least three years year as of the date the shareholder proposal was submitted.  Mr. Chevedden’s proposal and supporting statement, as submitted to the Company, appear below.

The Board of Directors opposes adoption of Mr. Chevedden’s proposal and asks stockholders to review the Board's response, which follows Mr. Chevedden’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal.

Proposal 5 – Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager's new or   renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus.

"Severance or termination payments" include cash, equity or other compensation that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested      prior to termination.

"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be good but shareholder ratification of "golden parachute" severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive $39 million in termination payments, nearly 7-times his base salary plus short-term bonus.

It is in the best interest of Alaska Air shareholders to be protected from such lavish management termination packages for one person.

This proposal topic won 58% support at the 2021 FedEx annual meeting. A proposal similar to this proposal won 41% support at the 2013 Alaska Air annual meeting in spite of a special management effort against it.

A 2015 General Electric shareholder proposal similar to the FedEx proposal won 40% GE shareholder support with 2.2 billion votes in favor. This may have represented 51% support from the GE shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management especially on issues of management pay.

Please vote yes:

Shareholder Ratification of Termination Pay – Proposal 5

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5 FOR THE FOLLOWING REASONS:

The Alaska Air Group, Inc. Board of Directors has considered this proposal, as well as the views of its long-term shareholders, and believes this proposal does not serve the best interests of the Company or its shareholders and recommends a vote AGAINST it.  The Board unanimously recommends a vote against this proposal because:

•

Alaska’s executive compensation program aligns executive and shareholder interests and provides reasonable, appropriate and defined limits on post-termination compensation. The Company’s say-on-pay vote was approved by more than 93% of the votes cast at the 2021 meeting.

•

Shareholders already have ample opportunity to express their view on our executive compensation program through the annual say-on-pay vote. The compensation arrangements, and in particular the amount that would be delivered to the NEO in a change in control scenario, for our NEOs are publicly available and discussed in detail in our annual proxy statement. Shareholders can also cast their vote for directors, including the Compensation and Leadership Development Committee chair, annually with directors elected by majority of votes cast.

•

In keeping with its conservative compensation philosophy, the Compensation and Leadership Development Committee has approved non-binding executive severance guidelines that provide considerations on appropriate limits on termination payments of cash that can range depending on the executive’s position from 0.5x to 2x  base compensation plus the average short-term bonus value paid over the prior three years. Under these guidelines, the value of unvested equity awards cancelled upon the employee’s termination may be taken into account in determining the amount of the cash payment. Most often, the Company provides a cash payment on a pro-rata basis. Deviations from these guidelines require the Compensation and Leadership Development Committee’s approval. With one exception, since the implementation of these guideline in 2013, the Company has not paid out termination payments to any executive that exceeded 2.99x salary plus short term incentives.

•

The proposal could create misalignment of interests between executives and our shareholders during a change in control transaction. We have entered into a double trigger change in control agreements with each of our NEOs.  The agreements with all NEOs except Ms. Schneider provide for the executive’s continued employment with us for three years after the transaction.  Ms. Schneider’s agreement provides for her continued employment for two years after the transaction.  If the executive’s employment is actually or constructively terminated, the executive would receive as cash severance the executive’s salary and annual bonus for the remainder of that two- or three-year period, as applicable (as well as certain supplemental retirement, travel, and other benefits). The Board believes these arrangements are reasonable in limiting cash severance to two or three times the executive’s salary and bonus and help encourage our executive officers, who might be distracted by a potential loss of employment, to remain with the Company and deliver maximum shareholder value during the transition period.

•

The proposal could also create misalignment of interests between executives and our shareholders by including the value of equity awards in the benefits that are subject to the 2.99x cap.  In order to align executives’ and shareholders’ interests and encourage the creation of long-term shareholder value, our NEOs receive equity awards in the form of stock options, restricted stock units and performance stock units as part of their annual compensation package. These awards generally vest over a period of three or four years, and currently, the grant date value of the NEOs’ equity awards represent more than half of their total compensation opportunity each year. These awards do not accelerate merely because a change in control occurs. Rather, a change in control would trigger acceleration of outstanding equity awards only if there is an involuntary termination of the NEO’s employment following the transaction (or if the outstanding award is terminated by the acquiring company in the transaction). The Board believes that double-trigger acceleration of equity awards, which have been granted as part of the executive’s annual compensation for years prior to the transaction, is appropriate and consistent with market practices and, like the change of control agreements described above, helps encourage our NEOs to remain with the Company and deliver maximum shareholder value during the transition period. This proposal would limit our ability to provide reasonable assurance to executives that they would realize the full expected value under their change in control agreements and equity awards in the event such a transaction occurs.
•

It would also not be practical to avoid the need for shareholder approval by entering into severance arrangements for amounts less than a 2.99x cap. Accelerated vesting of equity awards, whose value depends on stock price at the time of the acceleration, would have a higher probability of exceeding the 2.99x cap than cash severance. In order to implement the proposal and remain competitive in attracting and retaining highly qualified executives, we believe that we would either need to design executive compensation that significantly reduced the role of equity-based pay or reduce or eliminate multi-year vesting requirements for equity-based pay. We believe that shareholder interests are best served by the Compensation and Leadership Development Committee having flexibility to continue to grant equity-based pay with multi-year vesting requirements to help us remain competitive in attracting and retaining highly qualified executives.

•

Calling a special meeting of shareholders to obtain prior approval of a severance arrangement that would provide benefits in excess of the specified cap would also be expensive and impractical and could severely disadvantage our ability to recruit qualified executives. Top candidates, when informed that the terms of their compensation arrangements first require shareholder approval, would likely be unwilling to sit on the sidelines pending such approval and may instead seek employment elsewhere, including at one of the Company’s competitors who do not face similar restrictions on their ability to offer severance protection. Even if the severance arrangement could instead be “ratified” by shareholders after the fact, as the proposal suggests, the potential for shareholders to reject the severance arrangement—potentially many months after the agreement is entered into—would likely result in the promised severance benefits being viewed by a potential candidate as too uncertain to merit serious consideration. Delay and uncertainty would be injected into the hiring process, disadvantaging the Company in its efforts to recruit and retain the best available executive talent.

We believe that the Compensation and Leadership Development Committee, which is composed entirely of independent directors and obtains advice from an independent compensation consultant, is in the best position to design and implement executive compensation practices and principles that provide appropriate incentives for executives and align their interests with the interests of our shareholders. This requires flexibility and discretion to structure an effective and competitive executive compensation program, considering competitive and market practices and the Company’s strategic, operational, and financial goals. The proposal would unduly limit the Compensation and Leadership Development Committee’s ability to exercise its judgment.

The Board believes that the Company’s current executive compensation policies and practices are appropriate and effective, aligning the interests of our executives with those of our shareholders, and provide reasonable and appropriate limits on post-termination compensation. Our executive compensation program helps us to retain, attract, and motivate talented executives. Adoption of this proposal could undermine the objectives of our executive program and would not be in the best interests of our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5

WITH RESPECT TO THE SHAREHOLDER RATIFICATION OF TERMINATION PAY.

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

Securities Ownership of Management

This table below shows how much Alaska Air Group common stock is owned as of March 11, 2022, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Number of Shares of Common Stock Owned (1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)

Patricia M. Bedient	51,341		51,341	*
James A. Beer	9,263		9,263	*
Raymond L. Conner	8,774		8,774	*
Daniel K. Elwell	2,091		2,091	*
Dhiren R. Fonseca	10,101		10,101	*
Kathleen T. Hogan	6,298		6,298	*
Jessie J. Knight, Jr.	4,987		4,987	*
Susan J. Li	8,352		8,352	*
Adrienne Lofton	1,025		1,025	*
Helvi K. Sandvik	14,528		14,528	*
J. Kenneth Thompson	35,811		35,811	*
Eric K. Yeaman	16,445		16,445	*
Benito Minicucci	104,841	—	104,841	*
Shane R. Tackett	14,662	—	14,662	*
Andrew R. Harrison	19,419	—	19,419	*
Constance E. von Muehlen	6,253	2,515	8,768	*
Andrea L. Schneider	14,470	—	14,470	*
Bradley D. Tilden	126,313	—	126,313	*
All Company directors and executive officers as a group (22 persons)	498,830	2,515	501,345	*

*	Less than 1%
(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) Plan holdings.

The number of shares of common stock owned and total shares beneficially owned reported for non-employee directors include underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units (DSUs) granted as part of their annual compensation. The aggregate number of DSUs granted to date: Ms. Bedient, 25,539; Mr. Beer, 8,469; Ms. Hogan, 5,105; Mr. Knight, 1,566; Ms. Li, 5,105; Ms. Sandvik, 7,134; Mr. Thompson, 23,789; and Mr. Yeaman, 2,983.

(2)

Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the Number of Shares of Common Stock Owned and Options Exercisable within 60 Days columns. This table excludes shares of common stock payable upon vesting of PSUs or RSUs, none of which will vest within 60 days following the record date, and which are described in the 2021 Grants of Plan Based Awards table.

(3)	We determined applicable percentage ownership based on 126,086,607 shares of the Company’s common stock outstanding as of March 11, 2022.

More Than 5% Beneficial Owners

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 11, 2022.

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares (1)

The Vanguard Group	13,848,376	10.98%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc. (3)	7,824,195	6.21%
55 East 52nd Street
New York, New York 10055
(1)	We determine applicable percentage ownership based on 126,086,607 shares of the Company’s common stock outstanding as of March 11, 2022.
(2)

A Schedule 13G filed on February 9, 2022 by The Vanguard Group reported sole voting power over 148,618 shares and sole dispositive power over 13,490,676 shares and shared dispositive power over 357,700 shares.

(3)	A Schedule 13G filed on February 7, 2022 by BlackRock, Inc. reported sole voting power over 7,148,623 shares and sole dispositive power over 7,824,195 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during accept that Ms. Constance von Muehlen did not timely file a Form 4 to report the acquisition of shares on September 9, 2021 until November 8, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains three equity compensation plans: the 2016 Plan, the 2008 Plan and the ESPP.  No new awards may be granted under the 2008 Plan.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2021.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by security holders	2,275,507	(1)	$62.11	(2)	6,990,817	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	2,275,507		$62.11		6,990,817
(1)

Of these shares, 130,418 and 1,046,028 were subject to options then outstanding under the 2008 Plan and 2016 Plan, 1,056 were subject to outstanding deferred stock unit awards granted under the 2008 Plan and 1,048,005 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2016 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved.

(2)	This number does not reflect the 1,099,061 shares that were subject to outstanding stock unit awards granted under the 2008 and 2016 Plans.
(3)

Of the aggregate number of shares that remained available for future issuance, 5,387,668 shares were available under the 2016 Plan and 1,603,149 shares were available under the ESPP. Subject to certain express limits of the 2016 Plan, shares available for award purposes under the 2016 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. As noted above, no new award grants may be made under the 2008 Plan.

QUESTIONS AND ANSWERS

Questions and Answers about the Meeting
Why am I receiving the Annual Meeting Materials?

You are receiving the Annual Meeting Materials from us because you owned Alaska Air Group common stock as of March 11, 2022, the record date for the Annual Meeting. This Proxy Statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a stockholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a stockholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, as amended December 9, 2015, a stockholder may bring business before the meeting or for publication in the Company’s 2022 Proxy Statement only if the stockholder gave written notice to the Company on or before November 26, 2022 and complied with the other requirements included in Article II of the Company’s Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the Annual Meeting.

Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group stockholders as of March 11, 2022 and persons holding valid proxies from stockholders of record. The Annual Meeting will be hosted live via the Internet only at www.virtualshareholdermeeting.com/alk2022.  After accessing the Internet site, stockholders will be permitted to vote and submit questions during the Annual Meeting.

To be admitted access to the Annual Meeting, please use the control number included with your proxy materials to enter the Annual Meeting website.  Instructions on how to attend and participate via the Internet, are posted at www.virtualshareholdermeeting.com/alk2022.

Each stockholder of record or beneficial stockholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with the appropriate control number and proper delegation of voting authority will be allowed to participate in the meeting.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 63,043,304 shares, must be present in person or represented by proxy in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial owner attends with a “legal proxy” from the record holder; or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

Is a list of stockholders entitled to vote at the Annual Meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available Monday through Friday from April 1, 2022 through May 5, 2022 between the hours of 9 a.m. and 4 p.m., Pacific Time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting. In addition, a list of stockholders as of the record date for the Annual Meeting may be accessed during the Annual Meeting at www.virtualshareholdermeeting.com/alk2022 by using the control number on the Notice or on the proxy card or voting instruction form that accompanied your proxy materials.

How can I reduce the number of Annual Meeting Materials I receive?

If you are a stockholder of record receiving multiple copies of the Annual Meeting Materials either because you have multiple stockholder of record accounts or because you share an address with other stockholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to Computershare, P.O. Box 505000, Louisville, KY 40233-5000.

If you are a beneficial stockholder, but not a stockholder of record, and you share an address with other stockholders of record, the number of Annual Meeting Materials you receive is already reduced because your broker, bank or other institution is permitted to deliver a single copy of this material for all stockholders at your address unless a stockholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders of record may enroll in that service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting by logging into your online account at www.computershare.com/investor and updating your delivery preferences.

Beneficial owners, other than employee participants in one of the Company 401(k) plans, may enroll for electronic proxy delivery by contacting your broker.

Employee participants in one of the Company’s 401(k) plans may not elect to receive the Notice of Availability of Annual Meeting Materials via electronic delivery at this time.

If you already receive the Notice via the Internet, you will continue to receive them that way until you instruct otherwise through one of the methods referenced above.

How can I submit a proposal for next year’s annual meeting?

The Company expects to hold its next annual meeting on or about May 4, 2023.

If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than November [25], 2022 to be considered for inclusion. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act to be included.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s 2023 proxy statement, you must provide notice of such proposal to the Company no earlier than the close of business on January 4, 2023 and no later than the close of business on February 3, 2023.

If you intend to nominate candidates for election as directors to be included in the Company’s 2023 proxy statement, you must provide notice of such nomination to the Company no earlier than the close of business on October 26, 2022 and no later than November 25, 2022.  The Company’s Bylaws, available on www.alaskaair.com under About Alaska/Investor Relations, outline requirements and procedures for giving the notice. If you would like to submit a proposal or nominate a candidate for director, send your submission to:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Further, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at our 2023 Annual Meeting must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.  The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Questions and Answers about Voting
What am I voting on and what does the Board of Directors recommend?

You are being asked to vote on the following:

1. Election of the 13 director nominees named in this Proxy Statement;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 1.

2. Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 2.

3. Ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2022;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 3.

4. Approval of the Company’s amended and restated Employee Stock Purchase Plan;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 4.

5. A stockholder proposal regarding shareholder ratification of executive termination pay.
THE BOARD RECOMMENDS A VOTE ‘AGAINST’ PROPOSAL 5.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Mr. Benito Minicucci and Mr. Kyle B. Levine, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Minicucci and Mr. Levine.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How many votes must the 13 nominees for director receive to be elected?

The Company’s Bylaws (as amended December 9, 2015) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee who already serves as a director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 13 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any stockholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders and therefore will not be counted in determining the outcome of the vote on the proposal.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?

The Company has a confidential voting policy as a part of its Corporate Governance Guidelines, which is available at www.alaskaair.com under About Alaska/Investor Relations under Governance/Governance Documents.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $40,000, the majority of which has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of the Company’s officers, directors and employees.

How do I vote my shares?

Stockholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Vote by Internet

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote via the Internet at www.proxyvote.com 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 4, 2022.  To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plans can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Monday, May 2, 2022.

Voting via the Internet is permitted regardless of whether stockholders receive the Annual Meeting Materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plans, can vote via the Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/alk2022 and following the instructions provided along with your notice, proxy card or voting instruction form.  Because shares held by participants in the Company’s 401(k) plans must be voted by trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated.  By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated.  By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail

Prior to the Annual Meeting – If you received the Annual Meeting Materials by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2022 is considered routine under NYSE rules. Each of the other proposals to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other proposals. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e., they will constitute “broker non-votes”) on each of the other proposals at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the 13 nominees for director have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What if I change my mind after I submit my proxy?

Stockholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Stockholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, may submit a new vote at a later date or time by:

•  voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 4, 2022 (your latest phone or Internet proxy will be counted);

•  signing and delivering a proxy card with a later date; or

•  voting during the Annual Meeting via the Internet. Please also note that attendance at the Annual Meeting, in and of itself, without voting during the Annual Meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the Annual Meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Monday, May 2, 2022.

Stockholders of record can request a new proxy card by contacting Broadridge at 1-800-579-1639 or sendmaterial@proxyvote.com.

Stockholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Stockholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Assistant Corporate Secretary at 206-392-5380.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, 2,154,496 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 2, 2022. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a current report on Form 8-K to be filed on or before May 11, 2022. You can read or print a copy of that report at www.alaskaair.com under About Alaska/Investor Relations or by going directly to the SEC EDGAR files at www.sec.gov.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

EXHIBIT A

ALASKA AIR GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As amended by the Board on February 8, 2022

for Offering Periods commencing on or after November 1, 2022)

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  This Plan is also intended to encourage Eligible Employees to remain in the employ of the Company or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

(a)	“Account” means the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 7(a).
(b)	“Board” means the Board of Directors of the Company, as defined below.
(c)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
(d)	“Commission” means the U.S. Securities and Exchange Commission.
(e)	“Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 12.
(f)

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

(g)	“Company” means Alaska Air Group, Inc., a Delaware corporation, and its successors.
(h)

“Compensation” means an Eligible Employee’s base pay, inclusive of overtime and any employer paid leave.  Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125, or 129 of the Code.  Any other form of remuneration is excluded from Compensation, including (but not limited to) the following:  cash bonuses, severance pay, hiring bonuses, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income.  Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company or any Subsidiary (including, without limitation, the Company’s Nonqualified Deferred Compensation Plan).

(i)

“Contributions” means the bookkeeping amounts credited to the Account of the Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.

(j)	“Effective Date” means March 11, 2010, the date on which this Plan was initially adopted by the Board.
(k)

“Eligible Employee” means, subject to Section 3, any person employed by the Company or any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary”; provided, however, that “Eligible Employee” shall not include any employee whose customary employment is for less than five (5) months in a calendar year.

(l)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
(m)	“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.
(n)	“Fair Market Value” on any date means:
(1)

if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock; or

(2)	in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
(o)	“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.
(p)	“Individual Limit” has the meaning given to such term in Section 4(b).
(q)

“Offering Period” means the six (6) month period commencing on each Grant Date; provided, however, the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.  Unless otherwise expressly provided by the Committee in advance of a particular Offering Period, the Grant Date for that Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

(r)	“Option” means the option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.
(s)	“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).
(t)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

(u)	“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.
(v)	“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).
(w)	“Plan” means this Alaska Air Group, Inc. Employee Stock Purchase Plan, as it may be amended or restated from time to time.
(x)	“Subscription Agreement” means the written agreement or applicable electronic form of agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in this Plan.
(y)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.	ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date may participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section  6; provided, however, that the Committee may impose a requirement, prior to the start of an Offering Period, that an individual be employed with the Company or a Participating Subsidiary for a specified period of time (which shall be less than two years) prior to the applicable Grant Date to be eligible to participate in that Offering Period.

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS
(a)

Aggregate Share Limit.   Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Company’s authorized but unissued Common Stock.  The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 14,500,000 shares, subject to adjustments pursuant to Section 17.

(b)

Individual Share Limit.  The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 8,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.

(c)

Shares Not Actually Delivered.   Shares that are subject to or underlie Options, which for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.	OFFERING PERIODS

During the term of this Plan, the Company will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period.  Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of approximately six (6) months duration and will commence on November 1 and May 1 each year and will end on the following April 30 and October 31, respectively; provided that there will be an Offering Period of approximately eight (8) months commencing on September 1, 2019 and ending on April 30, 2020.  Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted.  The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period.  The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date.  Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.

6.	PARTICIPATION
(a)

Enrollment.   An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate).  To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Company at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so requires, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)

Contribution Limits.   Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions.  The Committee also may prescribe other limits, rules or procedures for Contributions.

(c)	Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions.  An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Company.

7.	METHOD OF PAYMENT OF CONTRIBUTIONS
(a)

Participation Accounts.   The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant.  The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date.  A Participant may not make any additional payments to his or her Account.  A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)

Payroll Deductions.  Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately proceeds the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

(c)

Changes in Contribution Elections for Next Offering Period; One-Time Reduction Permitted During an Offering Period.   A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election.  Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Company’s receipt of such election , provided that a Participant may, on one occasion only during an Offering Period, elect to decrease (but not increase) the level of his or her Contributions (subject to Section 6(b)) by filing a new Subscription Agreement with the Company indicating such election, which election shall be effective as soon as administratively practicable following its receipt by the Company. Except as contemplated by the foregoing proviso and Section 7(d) and 7(e), changes in Contribution levels may not take effect during an Offering Period.  Other modifications or suspensions of Subscription Agreements are not permitted.

(d)

Withdrawal During an Offering Period.  A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be signed by the Participant.  Such termination shall be effective as soon as administratively practicable after its receipt by the Company.  A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective, however, if it is received by the Company prior to the Exercise Date of the Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date).  Partial withdrawals of Accounts are not permitted.

(e)

Discontinuance of Contributions During an Offering Period.  A Participant may discontinue his or her Contributions at any time during an Offering Period by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election.  If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the

Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

8.	GRANT OF OPTION
(a)

Grant Date; Number of Shares.   On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock.  The Option shall be exercised on the Exercise Date.  The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

(b)

Option Price.  The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on that Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period.  Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

(c)

Limits on Share Purchases.  Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)

it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary; or

(2)

such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the Fair Market Value of the stock of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first becomes exercisable during the calendar year.  In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.	EXERCISE OF OPTION
(a)

Purchase of Shares.  Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.
(b)

Account Balance Remaining After Purchase.   If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date.  If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.  If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.	DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Company shall, provide for the crediting of the shares of Common Stock purchased upon exercise of a Participant’s Option in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or record keeping service for the benefit of the Participant.  In the event the Company is required to obtain from any commission or agency authority to deliver such shares, the Company will seek to obtain such authority.  If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any reason the Company cannot issue or deliver shares of Common Stock and satisfy Section 21, the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balanced credited to his or her Account that would have otherwise been used for the purchase of such shares.  Without limiting the generality of Section 12(b)(3), if shares are delivered to a broker for the benefit of a Participant as described above, the Committee may adopt such policies and procedures as it determines appropriate regarding the Participant’s ability to transfer such shares from such broker account before the expiration of two years from the Grant Date of the Offering Period for which those shares were acquired and one year from the Exercise Date of the Offering Period for which those shares were acquired (provided, that nothing in this Section 10 shall prohibit a sale of such shares by the Participant on the open market or a transfer of such shares upon the death of the Participant).

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
(a)

General.   Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the Exercise Date for the Offering Period in which he or she participates, such Participant shall not be eligible to exercise the Option for that Offering Period and Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)

Change in Eligible Status; Leave.   If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Company or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(c)

Re-Enrollment.   A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period.  However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.  A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)

Change in Subsidiary Status.  For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Company or another Subsidiary.

12.	ADMINISTRATION
(a)

The Committee.   The Board shall appoint the Committee, which shall be composed of not less than two members of the Board.  The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise.  The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board.  Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.  No member of the Committee shall be entitled to act on or decide any matters relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)

Powers and Duties of the Committee.   Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes.  Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

(c)

Decisions of the Committee are Binding.   Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)

Indemnification.   Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)

Reliance on Experts.   In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company.  No director, officer or agent of the Company or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.
13.	DEATH BENEFITS

If a Participant dies, the Company shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or the right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant.  Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan.  Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose.  Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).  Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company and, except for any shares that may be reserved on the books of the Company for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Exercise Date.  Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all of the assets of the Company as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Company, or any other event described in Section 17 that the Company does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options.  In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION
(a)

Effective Date; Termination.   This Plan became effective as of the Effective Date.  No new Offering Periods shall commence on or after February 14, 2029 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19.  In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro- rata basis determined with respect to Participants’ Account balances.

(b)

Board Amendment Authority.   The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice.  Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules or required under Section 423 of the

Code in order to preserve the intended tax consequences of this Plan.  No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.  No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Option granted under this Plan prior to the effective date of such change.  Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)

Certain Additional Committee Authority.   Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date stockholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements sets forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder).  Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change.  Any such change shall not require stockholder approval.

20.	NOTICES

All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Company and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION
(a)

Section 16.   It is the intent of the Company that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under the Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible.  Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)

Section 423.   Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code.  Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)

Interpretation.   If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict.  If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS
(a)

No Employment Rights.   Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause.  Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)

No Rights to Assets of the Company.   No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any Option hereunder.  Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, Beneficiary or other person.  To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

(c)

No Stockholder Rights.   A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant.  No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS
(a)	Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(c)

Captions and Headings.   Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference.  Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)

No Effect on Other Plans or Corporate Authority.   The adoption of this Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect.  Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.  Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the

Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.
25.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise.  In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or an affiliate is required to withhold with respect to such event.

26.	NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Company of any sale or other transfer of the shares if such sale or transfer occurs(1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

The following table reconciles the Company's reported GAAP net debt for the twelve months ended December 2021, 2020 and 2019 to adjusted amounts.

Adjusted Net Debt Reconciliation	2021	2020	2019

(In Millions)
Current portion of long-term debt	$366	$1,138	$235
Current portion of operating lease liabilities	$268	$290	$269
Long-term debt	$2,173	$2,357	$1,264
Long-term operating lease liabilities, net of current portion	$1,279	$1,268	$1,439
Total adjusted debt	$4,086	$5,053	$3,207
Less: Total cash and marketable securities	$(3,116)	$(3,346)	$(1,521)
Adjusted Net Debt	$970	$1,707	$1,686
Change 2021 vs 2019	-42%	1%

A-1

SCAN TO VIEW MATERIALS & VOTE Alaska Air Group ALASKA AIR GROUP, INC. PO BOX 68947 SEATTLE, WA 98168 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time or on May 4, 2022 (11:59 P.M. Eastern Time on May 2, 2022 for the Employee Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/alk2022 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2022 (11:59 P.M. Eastern Time or on May 2, 2022 for the Employee Plans). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D74741-P64986 KEEP THIS PORTION FOR YOUR RECORDS ALASKA AIR GROUP, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2, 3, 4 and AGAINST Proposal 5. 1. Election of Directors to One-Year Terms Nominees: For Against Abstain 1a. Patricia M. Bedient O O O For Against Abstain 1b. James A. Beer O O O 1l. J. Kenneth Thompson O O O 1c. Raymond L. Conner O O O 1m. Eric K. Yeaman O O O 1d. Daniel K. Elwell O O O 2. Approve (on an advisory basis) the compensation of the O O O Company's Named Executive Officers. 1e. Dhiren R. Fonseca O O O 3. Ratify the appointment of KPMG LLP as the Company's independent registered public accountants for the fiscal O O O year 2022. 1f. Kathleen T. Hogan O O O 4. Approve the amendment and restatement of the Company's Employee Stock Purchase Plan. O O O 1g. Jessie J. Knight, Jr. O O O 5. Stockholder Proposal regarding shareholder ratification of executive termination pay. O O O 1h. Susan J. Li O O O 1i. Adrienne R. Lofton O O O 1j. Benito Minicucci O O O 1k. Helvi K. Sandvik O O O Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. D74742-P64986 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2022, 1:00 P.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Benito Minicucci and Kyle B. Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders. If applicable, the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company, as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time, May 2, 2022, these shares will not be voted by the Trustees. The Annual Meeting of Stockholders is to be held online at www.virtualshareholdermeeting.com/alk2022 at 1:00 p.m. Pacific Time on Thursday, May 5, 2022 and at any adjournment or postponement thereof. When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR all the nominees listed and FOR Proposals 2, 3, and 4 and AGAINST Proposal 5. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the Internet or by telephone. Continued and to be signed on reverse side